SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

GRAN TIERRA ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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1

GRAN TIERRA ENERGY INC.
300, 625-11th Avenue S.W.
Calgary, Alberta T2R 0E1 Canada
(403) 265-3221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 27, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of GRAN TIERRA ENERGY INC., a Nevada corporation.  The meeting will be held on Wednesday, June 27, 2012, at 3:00 p.m. (Calgary time) at the Calgary Petroleum Club, Devonian Room, 319 Fifth Avenue S.W., Calgary, Alberta, Canada for the following purposes:

1.	To elect the Board of Directors’ seven nominees for director to serve until the next annual meeting and their successors are duly elected and qualified.

2.
To approve Gran Tierra’s 2007 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan from 23,306,100 shares to 39,806,100 shares.

3.	To approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers, as disclosed in this proxy statement.

4.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Gran Tierra for its fiscal year ending December 31, 2012.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 30, 2012.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
June 27, 2012, at the Calgary Petroleum Club, Devonian Room, 319 Fifth Avenue S.W.
Calgary, Alberta Canada

The proxy statement and annual report to stockholders
are available to view at http://www.edocumentview.com/GTE

See page 6 of this proxy statement for voting instructions.

By Order of the Board of Directors

/s/ David Hardy
David Hardy
Vice President, Legal and General Counsel

CALGARY, ALBERTA
April 30, 2012

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote by telephone or over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

GRAN TIERRA ENERGY INC.
300, 625-11th Avenue S.W.
Calgary, Alberta T2R 0E1 Canada
(403) 265-3221

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

June 27, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are sending you these proxy materials because the Board of Directors (the “Board”) of Gran Tierra Energy Inc. is soliciting your proxy to vote at the 2012 annual meeting of stockholders, including at any adjournments or postponements of the annual meeting.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the annual meeting to vote your shares.  Instead, if you are a stockholder of record of our common stock, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.  See “How do I vote” below for further information on how to vote, including if you hold our common stock through a broker in “street name” or hold exchangeable shares.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet.  We are sending to our stockholders of record the proxy materials, including this proxy statement and an annual report to stockholders.  We intend that our stockholders who hold their stock in “street name” will receive a Notice of Internet Availability of Proxy Materials (the “Notice”).  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the proxy materials on or about May 15, 2012 to all stockholders of record entitled to vote at the annual meeting.  We expect that the Notice will be sent to stockholders who hold their stock in “street name” on or about that same date.

Will I receive any other proxy materials by mail?

If you are sent a Notice, you may be sent a proxy card, along with a second Notice, on or after May 25, 2012.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 27, 2012, at 3:00 p.m. (Calgary time) at the Calgary Petroleum Club, Devonian Room, 319 Fifth Avenue S.W., Calgary, Alberta, Canada.  Directions to the annual meeting may be found at http://www.grantierra.com.  Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 30, 2012 will be entitled to vote at the annual meeting.  On this record date, there were 266,457,615 shares of common stock outstanding and entitled to vote, one share of Special A Voting Stock, and one share of Special B Voting Stock.  On the record date, the one share of Special A Voting Stock was entitled to 6,223,810 votes, which equals the number of shares of common stock issuable upon exchange of exchangeable shares of Gran Tierra Goldstrike Inc. that were issued in connection with the transaction between the former stockholders of Gran Tierra Energy Inc., an Alberta corporation (“Gran Tierra Canada”), and Goldstrike, Inc. (the “Goldstrike Exchangeable Shares”).  On the record date, the one share of Special B Voting Stock was entitled to 8,205,980 votes, which equals the number of shares of common stock issuable upon exchange of exchangeable shares of Gran Tierra Exchangeco Inc. that were issued in connection with the transaction between the former stockholders of Solana Resources Limited, an Alberta corporation (“Solana”), and Gran Tierra (the “Solana Exchangeable Shares” and together with the Goldstrike Exchangeable Shares, the “Exchangeable Shares”).

Stockholders of Record: Shares Registered in Your Name

If on April 30, 2012, your shares were registered directly in your name with Gran Tierra’s transfer agent, Computershare Investor Services, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the annual meeting or vote by proxy.  Whether or not you plan to attend the annual meeting, we urge you to fill out and return the proxy mailed to you or vote by proxy by telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 30, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice, and/or these proxy materials if you have received them, are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholders Holding Exchangeable Shares

Holders of Goldstrike Exchangeable Shares are receiving these proxy materials which relate solely to the annual meeting of Gran Tierra and are being delivered in accordance with the provisions of the Goldstrike Exchangeable Shares and the Voting Exchange and Support Agreement dated November 10, 2005 (the “Goldstrike Voting Exchange Agreement”) among Goldstrike Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company (the “Goldstrike Trustee”).  The Goldstrike Exchangeable Shares are the economic equivalent to the shares of common stock of Gran Tierra. In accordance with the Goldstrike Voting Exchange Agreement, holders of Goldstrike Exchangeable Shares are entitled to instruct the Goldstrike Trustee as to how to vote their Goldstrike Exchangeable Shares.  The Goldstrike Trustee holds the one outstanding share of our Special A Voting Stock, which is entitled to as many votes as there are outstanding Goldstrike Exchangeable Shares on the record date, and may only vote the one share of Special A Voting Stock as directed by the holders of Goldstrike Exchangeable Shares.  Holders of Goldstrike Exchangeable Shares who do not hold their Goldstrike Exchangeable Shares in their own name are not entitled to instruct the Goldstrike Trustee as to how to exercise voting rights at the annual meeting.  Only holders of Goldstrike Exchangeable Shares whose names appear on the records of Gran Tierra Goldstrike Inc. as the registered holders of Goldstrike Exchangeable Shares are entitled to instruct the Goldstrike Trustee as to how to exercise voting rights in respect of their Goldstrike Exchangeable Shares at the annual meeting.  Holders of Goldstrike Exchangeable Shares may also obtain a proxy from the Goldstrike Trustee to vote their Goldstrike Exchangeable Shares at the annual meeting.  Holders of Goldstrike Exchangeable Shares should follow the instructions sent to them by the Goldstrike Trustee in order to exercise their voting rights.

Holders of Solana Exchangeable Shares are receiving these proxy materials which relate solely to the annual meeting of Gran Tierra and are being delivered in accordance with the provisions of the Solana Exchangeable Shares and the Voting and Exchange Trust Agreement dated November 14, 2008 (the “Solana Voting Exchange Agreement”) among Gran Tierra, Gran Tierra Exchangeco Inc. and Computershare Trust Company of Canada (the “Solana Trustee”). The Solana Exchangeable Shares are the economic equivalent to the shares of common stock of Gran Tierra. In accordance with the Solana Voting Exchange Agreement, holders of Solana Exchangeable Shares are entitled to instruct the Solana Trustee as to how to vote their Solana Exchangeable Shares.  The Solana Trustee holds the one outstanding share of our Special B Voting Stock, which is entitled to as many votes as there are outstanding Solana Exchangeable Shares on the record date, and may only vote the one share of Special B Voting Stock as directed by the holders of Solana Exchangeable Shares.  Holders of Solana Exchangeable Shares who do not hold their Solana Exchangeable Shares in their own name are not entitled to instruct the Solana Trustee as to how to exercise voting rights at the annual meeting.  Only holders of Solana Exchangeable Shares whose names appear on the records of Gran Tierra Exchangeco Inc. as the registered holders of Solana Exchangeable Shares are entitled to instruct the Solana Trustee as to how to exercise voting rights in respect of their Solana Exchangeable Shares at the annual meeting.  Holders of Solana Exchangeable Shares may also obtain a proxy from the Solana Trustee to vote their Solana Exchangeable Shares at the annual meeting.  Holders of Solana Exchangeable Shares should follow the instructions sent to them by the Solana Trustee in order to exercise their voting rights.

If on April 30, 2012, your Exchangeable Shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice, and these proxy materials if you have received them, are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of instructing your Trustee as to how to vote your Exchangeable Shares.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to instruct your Trustee as to how to vote your Exchangeable Shares.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the Board’s seven nominees for director to serve until the next annual meeting and their successors are duly elected and qualified;

•	Approval of Gran Tierra’s 2007 Equity Incentive Plan, as amended to increase the aggregate number of shares authorized for issuance under the plan from 23,306,100 shares to 39,806,100 shares;

•	Advisory approval of the compensation of Gran Tierra’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of Gran Tierra for its fiscal year ending December 31, 2012.

What if another matter is properly brought before the annual meeting?

The Board knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy on the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the annual meeting and vote in person even if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card to us by 11:59 p.m. Eastern Time on June 26, 2012, we will vote your shares as you direct.

➢
To vote over the telephone, dial 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your vote must be received by 11:59 p.m. Eastern Time on June 26, 2012, to be counted.

➢
To vote on the internet, go to http://www.investorvote.com/GTE to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your vote must be received by 11:59 p.m. Eastern Time on June 26, 2012, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Gran Tierra.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  If you have received these proxy materials and voting instructions therein, simply complete and mail the voting instructions to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Beneficial Owner: Exchangeable Shares

If you are a holder of Goldstrike Exchangeable Shares, you should have received voting instructions with these proxy materials from the Goldstrike Trustee, which is the holder of the one share of Special A Voting Stock.  Follow the instructions from the Goldstrike Trustee, or contact the Goldstrike Trustee for further information.  Instruments of proxy must be received by Olympia Trust Company, located at 2300, 125 - 9th Avenue S.E., Calgary, Alberta, T2G OP6, Canada, by 11:59 p.m. (Calgary time) on June 22, 2012, or not less than 48 hours before the time for the holding of or any adjournment of the annual meeting.  Follow the directions on the voting instruction form, which includes how voting instructions may be sent by facsimile transmission.

If you are a holder of record of Solana Exchangeable Shares, you should have received voting instructions with these proxy materials from the Solana Trustee, which is the holder of the one share of Special B Voting Stock.  Follow the instructions from the Solana Trustee, or contact the Solana Trustee for further information.  Instruments of proxy must be received by Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence RI 02940, USA by 11:59 p.m. Eastern Time on June 22, 2012, or not less than 48 hours before the time for the holding of or any adjournment of the annual meeting.  Follow the directions on the voting instruction form.

If you are a beneficial owner of Exchangeable Shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Gran Tierra.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We provide telephone and internet proxy voting to allow you to vote your shares, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your telephone or internet access, such as usage charges from internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 30, 2012.  In addition, you have one vote for each Exchangeable Share held as of April 30, 2012, which are represented by the one share of Special A Voting Stock and one share of Special B Voting Stock of Gran Tierra, as applicable.  Holders of Goldstrike Exchangeable Shares should follow the instructions sent to them by the Goldstrike Trustee and holders of Solana Exchangeable Shares should follow the instructions sent to them by the Solana Trustee in order to exercise their respective voting rights.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director, “For” the approval of Gran Tierra’s 2007 Equity Incentive Plan, as amended, “For” the advisory approval of executive compensation, and “For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.  If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What if I am a holder of Exchangeable Shares and return a voting election but do not make specific choices?

If you return a signed and dated voting election without marking voting selections, your shares will not be voted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees and Georgeson Shareholder Services may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies, but if Georgeson Shareholder Services solicits proxies it will be paid its customary fee of approximately $9,500.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices or the instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the annual meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

➢	You may submit another properly completed proxy card with a later date, or vote again by telephone or over the internet;

➢	You may send a timely written notice that you are revoking your proxy to Gran Tierra’s Secretary at 300, 625-11th Avenue, S.W., Calgary, Alberta, T2R 0E1, Canada; or

➢	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you are a holder of Goldstrike Exchangeable Shares, you should follow the instructions provided by the Goldstrike Trustee with respect to the Goldstrike Exchangeable Shares you hold, and if you are a holder of Solana Exchangeable Shares, you should follow the instructions provided by the Solana Trustee with respect to the Solana Exchangeable Shares you hold.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 15, 2013 to David Hardy at 300, 625-11th Avenue, S.W., Calgary, Alberta, T2R 0E1, Canada; provided, however, that if our 2013 annual meeting of stockholders is held before May 28, 2013 or after July 27, 2013, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2013 annual meeting of stockholders.  If you wish to submit a proposal that is not to be included in Gran Tierra’s proxy materials next year or to nominate a director next year, you must do so between March 29, 2013 and April 28, 2013, unless our 2013 annual meeting of stockholders is not held between May 28, 2013 and August 26, 2013, in which case notice must be delivered to Gran Tierra not earlier than the 90th day prior to the 2013 annual meeting and not later than the later of the 60th day prior to the 2013 annual meeting or the 10th day following the day on which Gran Tierra makes its first public announcement of the 2013 annual meeting date. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, executive compensation, including advisory stockholder votes on executive compensation and on frequency of stockholder votes on executive compensation.  Proposals 1, 2 and 3 are all “non-routine” matters, and Proposal 4 is a “routine” matter.

How many votes are needed to approve each proposal?

➢
Proposal No. 1, the election of directors:  the seven nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.  Only votes “For” will affect the outcome.

➢
Proposal No. 2, the approval of Gran Tierra’s 2007 Equity Incentive Plan, as amended to increase the number of shares of stock authorized under the plan:  will be approved if it receives more “For” votes than “Against” votes.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢
Proposal No. 3, the advisory approval of the compensation of Gran Tierra’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules:  will be approved if it receives more “For” votes than “Against” votes.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢
Proposal No. 4, the ratification of the selection of Deloitte & Touche LLP as Gran Tierra’s independent registered public accounting firm for fiscal year ending December 31, 2012:  will be approved if it receives more “For” votes than “Against” votes.  Abstentions will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding outstanding shares of Gran Tierra’s capital stock representing at least a majority of the total number of votes are present at the annual meeting in person or represented by proxy.  On the record date, there were 280,887,405 votes that could be cast.  Those votes were represented by 266,457,615 shares of common stock outstanding and entitled to vote and 14,429,790 shares of common stock issuable upon exchange of the Exchangeable Shares and therefore entitled to vote through the one share of Special A Voting Stock and one share of Special B Voting Stock.  Thus, holders of outstanding shares representing at least 140,443,703 votes must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the Chairman of the annual meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy must adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available to view at:

http://www.edocumentview.com/GTE

or

on Gran Tierra’s website at:

http://www.grantierra.com

See page 6 of this proxy statement for voting instructions.

Proposal 1

Election Of Directors

Gran Tierra’s Board consists of seven directors.  There are seven nominees for director this year.  Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal.  Each of the nominees listed below is currently a director of Gran Tierra who was previously elected by the stockholders.  It is Gran Tierra’s policy to invite nominees for directors to attend the annual meeting.  Five of the seven directors attended the 2011 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  The seven nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below.  If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Gran Tierra.  Each person nominated for election has agreed to serve if elected.  Gran Tierra’s management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director, his age on April 16, 2012, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person for reelection as a director, as of the date of this proxy statement.

Name	Age	Positions Held With Gran Tierra
Dana Coffield	53	President and Chief Executive Officer; Director
Jeffrey J. Scott	49	Chairman of the Board of Directors
Ray Antony	60	Director
Verne Johnson	68	Director
Nicholas G. Kirton	67	Director
Gerald Macey	66	Director
J. Scott Price	49	Director

Dana Coffield, President, Chief Executive Officer and Director.

Mr. Coffield has served as our President and Chief Executive Officer, and as a Director, since May 2005.  Prior to joining Gran Tierra, Mr. Coffield was Vice President of the Middle East Business Unit for EnCana Corporation, responsible for business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices.  He held various senior management positions for EnCana’s predecessor, Alberta Energy Company, including petroleum exploration operations in five countries.  Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, Southeast Asia and Alaska.  He graduated from the University of South Carolina with an MSc and PhD in Geology and holds a BSc in Geological Engineering from the Colorado School of Mines.  Mr. Coffield is also a member of the AAPG and the CSPG, and is a Fellow of the Explorers Club.  The Nominating and Corporate Governance Committee recommended Mr. Coffield for reelection because of his valuable contributions in leadership to Gran Tierra for the past six years and 23 years of employment with publicly traded international oil and gas companies.  Mr. Coffield’s background includes oil and gas production operations and business development.

Jeffrey J. Scott, Chairman of the Board of Directors.

Mr. Scott has served as Chairman of our Board of Directors since January 2005.  Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company.  He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001.  Also, since February 2012, Mr. Scott has served as Executive Chairman of Sulvaris Inc., a private fertilizer technology company. Mr. Scott is also currently a Director of Tuscany International Drilling Inc., Petromanas Energy Inc. and Gallic Energy Ltd. He was previously a director of Essential Energy Services Trust, Suroco Energy, Inc., VGS Seismic Canada Inc., High Plains Energy Inc., Saxon Energy Services Inc. and Galena Capital Corp., all of which are publicly-traded companies.  Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.  The Nominating and Corporate Governance Committee recommended Mr. Scott for reelection because of his demonstrated leadership value and experience which includes 28 years of experience in the oil and gas industry, financial oversight responsibilities and public company reporting requirements.

Ray Antony, Director.

Mr. Antony has served as a director since November 14, 2008 when he was designated by Solana to serve on the Board of Gran Tierra pursuant to the Arrangement Agreement, dated July 28, 2008 and last amended on October 9, 2008, by and between Gran Tierra, Gran Tierra Exchangeco Inc., and Solana (the “Arrangement Agreement”), which resulted in Solana’s combination with Gran Tierra.  Prior to the combination, Mr. Antony was the Chairman of Solana’s board of directors.  Mr. Antony has been a Chartered Accountant for more than thirty years.  Mr. Antony is currently an independent business man and holds various director roles with public companies and sits on numerous boards as a director, including Eaglewood Energy Ltd., Canyon Services Group Inc., Blackhawk Resources Corp and Paramax Resources Ltd., all of which are Canadian public companies.  Mr. Antony was the President of Varenna Energy Ltd., a private oil and gas company, from January 2007 until July 2010.  From January 2004 to September 2006, Mr. Antony was the President of Breakside Energy Ltd., a private oil and gas exploration and production company.  Prior to that time, Mr. Antony was President of Resolution Resources Ltd., a public oil and gas exploration and production company starting October 2001.  Mr. Antony has obtained significant financial experience and exposure to accounting and financial issues as a director and audit committee member of a number of public companies including Standard Exploration Ltd., Eaglewood Energy Ltd., Sienna Gold Inc., Canyon Services Group Inc., Cobalt Energy Ltd., Birch Lake Capital Inc., Paramax Resources Ltd., First Calgary Petroleums Ltd., Sherwood Copper Corporation, Wellco Energy Services Trust, Glamis Resources Ltd., Velo Energy Inc. and Blackhawk Resource Corporation.  The Nominating and Corporate Governance Committee recommended Mr. Antony for reelection because of his demonstrated leadership value enhanced by extensive oil and gas experience and strong relationships with Gran Tierra and Solana.  In addition, Mr. Antony is a Chartered Accountant and over the last 20 years has sat on the boards of directors of a number of publicly traded companies with international oil and gas operations in Argentina, Algeria and Papua New Guinea.

Verne Johnson, Director.

Mr. Johnson has served as a director since January 2005.  Starting with Imperial Oil Limited in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes.  He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979).  From 1981 to 2002, Mr. Johnson served in senior capacities with various companies, achieving the positions of President of Paragon Petroleum Ltd., President and CEO of ELAN Energy Inc., and Senior Vice President of Enerplus Resources Group.  Mr. Johnson retired in February 2002.  Mr. Johnson is currently Chairman of Fort Chicago Energy Partners LP and Petromanas Energy Inc., and a Director of US Oil Sands Inc. (formerly Earth Energy). Mr. Johnson was previously a director of Essential Energy Services Trust, Harvest Energy Trust, Blue Mountain Energy, Mystique Energy and Suroco Energy Inc., all publicly traded companies.  Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966.  He is currently president of his private family company, KristErin Resources Inc. The Nominating and Corporate Governance Committee recommended Mr. Johnson for reelection because of his demonstrated leadership value and extensive experience as CEO of a number of public companies over 25 years, complemented by his professional certification as Graduate Engineer and over 40 years of experience in the oil and gas industry.  Mr. Johnson has held leadership roles which included financial oversight and he has actively supervised various financial reporting processes.

Nicholas G. Kirton, Director.

Mr. Kirton has served as a director since March 27, 2008.  Mr. Kirton is a Chartered Accountant and former KPMG partner who retired in 2004 after a thirty-eight year career at KPMG.  He is currently a director of Canexus Corporation, Essential Energy Services Ltd., and the Canadian Investor Protection Fund and was previously a director for Grand Cache Coal Corporation, Builders Energy Services, Result Energy Inc., and Innicor Subsurface Technologies Inc.  In addition, he is a member of the Board of Governors and Audit Committee Vice Chair of the University of Calgary.  Mr. Kirton received a Bachelor of Science (Mathematics and Physics) in 1966 from Bishop’s University, his Chartered Accountant designation in Quebec in 1969 and was named a Fellow of the Chartered Accountants (FCA) of Alberta in 1996, and in 2006 received the designation of ICD.D from the Institute of Corporate Directors.  The Nominating and Corporate Governance Committee recommended Mr. Kirton for re-election because of his demonstrated leadership value and substantial financial leadership expertise stemming from his 38-year career in the Audit Practice of KPMG LLP (“KPMG”), including 28 years as a partner with KPMG.  In addition, since his retirement from KPMG in 2004, he has had substantial experience on other public company boards of directors and audit committees.

Gerald Macey, Director.

Mr. Macey has served as a director since August 19, 2010.  Mr. Macey’s professional career started as a geologist with Gulf Canada Resources and Gulf Oil Corporation in the United Kingdom, which was followed by BP Resources Canada, Pan Canadian Petroleum (from 1999 to 2002) and ultimately Encana Corporation (from 2002 to 2004), where he served as President, International New Ventures Exploration Division and Executive Vice President. Mr. Macey has sat on numerous domestic and international boards of directors, including most recently Addax Petroleum Corporation and Verenex Energy Corporation, and is currently on the boards of Andora Energy and Pan Orient Energy Corporation.  Mr. Macey is currently a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta, Canadian Society of Petroleum Geologists and the American Association of Petroleum Geologists. He was awarded the Stanley Slipper Gold Medal, the most prestigious award of the Canadian Society of Petroleum Geologists, for outstanding contribution to petroleum exploration in Canada, in 2005, and the Minerals Management Service Corporate Leadership Award, for exemplary leadership of the McCovey exploration project in the Beaufort Sea Outer Continental Shelf, in 2003. Mr. Macey received a Bachelors degree in Geotechnical Science from Concordia University and a Masters of Science in Geology from Carleton University.  The Nominating and Corporate Governance Committee recommended Mr. Macey for election as a director because Mr. Macey has over 38 years of experience in the petroleum industry, including exploration and development expertise in basins around the world.

J. Scott Price, Director.

Mr. Price has served as a director since November 14, 2008, when he was designated by Solana to serve on the Board of Gran Tierra pursuant to the Arrangement Agreement, which resulted in Solana’s combination with Gran Tierra.  From October 2006 to November 14, 2008, he was the President and CEO of Solana.  Mr. Price was previously the Founder, President and CEO of Breakaway Energy, Inc., a private international resource company, which was taken over by Solana.  Mr. Price is currently the President & Director of Prospect International Inc. and Chairman of Marsa Energy Inc., a private international oil and gas exploration and production company.  Mr. Price was previously a director of Blackhawk Resource Corp., a publicly traded company.  Mr. Price has over 28 years of diverse global oil and gas experience in North and South America, Europe, Africa, Middle East and the former Soviet Union.  He has been a founder, director and/or officer of a number of internationally focused public and private companies including Aventura Energy Inc. and Ocelot International Inc.  Mr. Price holds a Bachelor of Science degree in Chemical Engineering and a Masters of Business Administration both from the University of Calgary. The Nominating and Corporate Governance Committee recommended Mr. Price for reelection because of his demonstrated leadership value and broad experience as CEO of a number of internationally focused oil and gas public companies, including Solana Resources Limited, complemented by his professional certification as a Chemical Engineer.  Mr. Price’s 28 years of public and private company experience in the oil and gas industry in both start up and mature organizations in combination with his MBA enhances his business oversight capabilities.

Other Information

Jeffrey J. Scott entered into a settlement agreement with the Alberta Securities Commission (ASC) on February 6, 2009 with respect to allegations that Mr. Scott, along with certain other directors of High Plains Energy Inc. (“High Plains”) acted contrary to the public interest in connection with their inadequate rectification of incorrect production information disclosed to the public in press releases issued by High Plains between July 2005 and January 2006. Mr. Scott admitted that he had acted contrary to the public interest by failing to: (i) disclose High Plains’ actual production for the period of July to November 2005, with comparative references to the untrue figures disclosed for those months in the press releases disseminated during that period; (ii) compare the actual production rates for December 2005 and January 2006 with the untrue figures disclosed in the press releases for those months; and (iii) ensure that High Plains disclosed in a timely manner that the accuracy of its earlier disclosures of the monthly production was questionable and under review by High Plains. Mr. Scott and each of the other respondents to the settlement agreement were ordered to pay $25,000 to the ASC of which $5,000 was a payment towards investigation costs. The ASC noted in the settlement agreement that Mr. Scott and the other directors were provided with false information by management of High Plains with respect to production levels, and thus had no knowledge of the untrue statements in certain press releases issued by management in late 2005, until January 30, 2006, at the earliest. The ASC also noted that each of the subject directors, upon being made aware of the potential problem with High Plains’ reported production, made substantial efforts and committed significant amount of time in a good faith effort to resolving the problems and determining High Plains’ actual production and noted that none of the subject directors had been previously sanctioned by the Commission, and each cooperated fully with staff in its investigation.

As a result of the above the TSX Venture Exchange (“TSVE”) and the Toronto Stock Exchange (“TSX”) conducted their own reviews as to Mr. Scott’s acceptability to serve as a director or officer of any respective exchange-listed issuer. They determined that Mr. Scott must obtain written approval prior to occupying such post and the TSXV determined that he should complete a half-day workshop “Simplifying Timely Disclosures,” which he successfully completed on April 26, 2010, and further that any TSXV-listed company on whose board he sits implement a written disclosure policy.

Except as described above, our above-listed directors have neither been convicted in any criminal proceeding during the past ten years nor been parties to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law.  Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Gran Tierra follows the listing standards of the NYSE Amex.  As required under the NYSE Amex listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  The Board consults with Gran Tierra’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the NYSE Amex listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and Gran Tierra, its senior management and its independent auditors, the Board has affirmatively determined that the following six of seven directors are independent directors within the meaning of the applicable NYSE Amex listing standards: Messrs. Antony, Johnson, Kirton, Macey, Price and Scott.  In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Gran Tierra.  Dana Coffield, Gran Tierra’s President and Chief Executive Officer, is not an independent director by virtue of his employment with Gran Tierra.

Board Leadership Structure

Gran Tierra’s Chairman of the Board is an independent director.  The Board has determined that this leadership structure is an appropriate structure for Gran Tierra because of the added experience and leadership provided to Gran Tierra from having separate individuals perform the Chairman and Chief Executive Officer function.  Gran Tierra believes that having an independent Chairman of the Board also adds an extra level of independence to the board as a whole, and increases the ability and credibility of the board in its management oversight functions.

Role of the Board in Risk Oversight

Gran Tierra’s management is responsible for assessing the risks facing Gran Tierra and evaluating such risks, and the Board provides an oversight role with respect to risk management.  At the direction of the Board, at each quarterly meeting of the Board management makes a presentation to the Board regarding the higher level risks facing Gran Tierra, as well as the actions being taken to ameliorate these risks.  The Board then gives direction and guidance to management as to the risks presented and the actions proposed, and reassesses at the next quarterly meeting of the Board.

Meetings of the Board of Directors

The Board met ten times during the last fiscal year as an entire board.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the last fiscal year for which he was a director or committee member.  As required under the NYSE Amex listing standards, in fiscal 2011, Gran Tierra’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Reserves Committee.  The following table provides membership and meeting information for fiscal year 2011 for each committee of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Reserves
Dana Coffield				X
Jeffrey Scott	X		X*(1)
Ray Antony	X	X	X
Verne Johnson	X	X*		X
Scott Price		X		X*
Nicholas Kirton	X*		X
Gerald Macey			X*(1)	X(2)
Total Meetings in fiscal year 2011	5	3	3	1

*	Committee Chairperson

(1)	On June 28, 2011, Mr. Macey joined the Nominating and Corporate Governance Committee, replacing Mr. Scott, who transitioned off of the Nominating and Corporate Governance Committee.

(2)	On June 28, 2011, Mr. Macey joined the Reserves Committee.

Below is a description of each committee of the Board.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has determined that each member of each committee meets the applicable NYSE Amex rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Gran Tierra.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee Gran Tierra’s corporate accounting and financial reporting processes and audits of its financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee reviews our financial reports and other financial information disclosed to the public, the government and various regulatory bodies, our system of internal accounting, our financial controls, and the annual independent audit of our financial statements.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Gran Tierra’s audit engagement team as required by law; reviews and approves or rejects transactions between Gran Tierra and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Gran Tierra regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review Gran Tierra’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including a review of Gran Tierra’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of four directors: Jeffrey Scott, Verne Johnson, Ray Antony and Nicholas Kirton.  The Audit Committee met five times during the fiscal year.  The Audit Committee has a written charter that is available to stockholders on Gran Tierra’s website at http://www.grantierra.com.

The Board reviews the NYSE Amex listing standards definition of independence for Audit Committee members and has determined that all members of Gran Tierra’s Audit Committee are independent (as independence is currently established in Rule 803(a)(2) of the NYSE Amex listing standards).  Additionally, each Audit Committee member has met the criteria for audit committee independence set forth in Rule 10A-3 promulgated pursuant to the Exchange Act.  The Board has determined that Mr. Kirton, an independent director, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC, based on his past experience as a former KPMG partner.  In addition to Gran Tierra’s Audit Committee: Mr. Kirton also serves on the Audit Committees of Canexus Corporation and Essential Energy Services Ltd.; Mr. Antony also serves on the Audit Committees of Eaglewood Energy Ltd., Canyon Services Group Inc., Paramax Resources Ltd. and Blackhawk Resource Corp.; and Mr. Johnson also serves on the Audit Committees of Petromanas Energy Inc. and US Oil Sands Inc. (formerly Earth Energy).  The Board has determined that these simultaneous services do not impair Messrs. Kirton, Antony or Johnson’s ability to effectively serve on Gran Tierra’s Audit Committee.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011, with management of Gran Tierra.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Gran Tierra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Nicholas Kirton, Chair
Ray Antony
Verne Johnson
Jeffrey Scott

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Antony, Johnson and Price.  All members of Gran Tierra’s Compensation Committee are independent (as independence is currently defined in Rule 803(a)(2) of the NYSE Amex listing standards).  The Compensation Committee met three times during 2011.  The Compensation Committee has a written charter that is available to stockholders on Gran Tierra’s website at http://www.grantierra.com.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee Gran Tierra’s compensation strategy, policies, plans and programs, including:

•
establishment of corporate and individual performance objectives relevant to the compensation of Gran Tierra’s executive officers, directors, and other senior management, as appropriate, and evaluating performance in light of these stated objectives;

•	establishment of policies with respect to equity compensation arrangements;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of Gran Tierra’s Chief Executive Officer and the other executive officers; and

•	administration of Gran Tierra’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Each year, the Compensation Committee reviews with management Gran Tierra’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

1 The material in this report is not “soliciting material” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary.  The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with the Chief Executive Officer.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Gran Tierra, as well as authority to obtain, at the expense of Gran Tierra, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee retained the services of Lane Caputo Compensation Inc. (the “Compensation Consultant”) as its executive compensation consultant pursuant to a written agreement.  The Compensation Consultant reports directly to the Compensation Committee and the Compensation Committee may replace the Compensation Consultant or hire additional consultants at any time.  A representative of the Compensation Consultant attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings; however, the Compensation Committee makes all decisions and recommendations to the Board.  The Compensation Consultant maintains a group of benchmark peers that the Compensation Committee finds relevant for comparison purposes.  Services performed by the Compensation Consultant are pre-approved by the Compensation Committee and any additional work to be performed, including at the request of management, must be pre-approved by the Chair of the Compensation Committee.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate.  In 2011, the Compensation Committee did not form any subcommittees.

New performance objectives are established at one or more meetings held during the first quarter of the year.  Generally, the Compensation Committee’s process comprises two related elements: the recommendation of compensation levels; and the establishment of performance objectives for the current year.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.  For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels, current company-wide compensation levels, and independent compensation surveys for the petroleum industry in Canada for peer groupings within the industry.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2011 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of Gran Tierra (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding corporate governance issues, assessing the performance of the Board and management, and developing a set of corporate governance principles for Gran Tierra.

The Nominating and Corporate Governance Committee is currently composed of three directors: Messrs. Macey, Kirton and Antony.  All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 803(a)(2) of the NYSE Amex listing standards).  The Nominating and Corporate Governance Committee met three times during the fiscal year.  The Nominating and Corporate Governance Committee has a written charter that is available to stockholders on Gran Tierra’s website at http://www.grantierra.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Gran Tierra, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Gran Tierra’s stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Gran Tierra and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Gran Tierra, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Gran Tierra during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE Amex purposes, which determination is based upon applicable NYSE Amex listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  In fiscal 2011, neither the Nominating and Corporate Governance Committee nor the Board paid any fees to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity in identifying nominees for director.  However, in assessing a potential nominee, the Nomination and Corporate Governance Committee considers the professional experience, education, skills and viewpoints of the nominee and how those factors will contribute to expanding the collective knowledge and experience of the Board.  The Nominating and Corporate Governance Committee considers that, while nominees should present a good fit with the existing Board in terms of their ability to work together to create stockholder value in a constructive way, diversity in opinion and viewpoint contribute to the overall success of the Board and Gran Tierra as a whole.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address:  Gran Tierra Energy Inc., 300, 625-11th Avenue S.W., Calgary, Alberta T2R 0E1, Canada, Attention: Director Nominations.  This written recommendation must be delivered at least 120 days prior to the anniversary of the mailing of Gran Tierra’s proxy statement for the last annual meeting of stockholders.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Gran Tierra’s stock.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Reserves Committee

The primary purpose of the Reserves Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to evaluating and reporting on Gran Tierra’s oil and gas reserves.

The Reserves Committee oversees Gran Tierra’s (1) annual review of its oil and gas reserves, (2) procedures for evaluating and reporting its oil and gas producing activities, and (3) compliance with applicable regulatory and securities laws relating to the preparation and disclosure of information with respect to its oil and gas reserves.  The Reserves Committee also consults with the Audit Committee on matters relating to Gran Tierra’s oil and gas reserves which impact Gran Tierra’s financial statements.  The Reserves Committee is composed of four directors: Messrs. Price, Johnson, Macey and Coffield.  All members of the Reserves Committee are independent (as independence is currently defined in Rule 803(a)(2) of the NYSE Amex listing standards), other than Mr. Coffield, Gran Tierra’s Chief Executive Officer.  The Reserves Committee met one time during fiscal 2011.  The Reserves Committee has a written charter that is available on Gran Tierra’s website at http://www.grantierra.com.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors.  This information is available on Gran Tierra’s website at http://www.grantierra.com.

Code of Ethics

Gran Tierra has adopted the Gran Tierra Code of Business Conduct and Ethics that applies to all officers, directors and employees.  The Code of Business Conduct and Ethics is available on Gran Tierra’s website at http://www.grantierra.com. If Gran Tierra makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, Gran Tierra will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

APPROVAL OF THE GRAN TIERRA 2007 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

Proposal

On February 22, 2012, the Board authorized an amendment, subject to stockholder approval, to Gran Tierra’s 2007 Equity Incentive Plan, as amended and restated, referred to as the “Incentive Plan.”  Gran Tierra is requesting that stockholders approve this amendment to the Incentive Plan to make the following changes:

•	increase the aggregate number of shares issuable under the Incentive Plan from 23,306,100 shares to 39,806,100;

•
provide that the number of shares available for issuance under the Incentive Plan will be reduced by one share for each share of common stock issued pursuant to an option or stock appreciation right and 1.55 shares for each share of common stock issued pursuant to a Full Value Award (generally an award other than an option or stock appreciation right, as defined below); and

•
provide that shares forfeited in connection with any stock awards and shares not issued or reacquired to satisfy tax withholding obligations in connection with Full Value Awards will again become available for issuance and clarify that in connection with options and stock appreciation rights, shares not issued or reacquired to satisfy tax withholding obligations, shares used as consideration for the exercise of options or stock appreciation rights or shares repurchased by Gran Tierra on the open market with the proceeds of option or stock appreciation right exercise price will not again become available for issuance under the Incentive Plan.

Explanation

The purpose of this amendment is to ensure that Gran Tierra has a sufficient reserve of common stock available under the Incentive Plan to continue to grant stock options and other awards at market-competitive levels determined appropriate by the Board. In order for Gran Tierra to continue to have the flexibility to grant market-competitive levels of stock options to current employees and future strategic hires, the Board determined that it was prudent to increase the fixed reserve of common stock available under the Incentive Plan by 16,500,000 shares (approximately 6.2% of the Gran Tierra common stock outstanding on April 27, 2012).

The Gran Tierra stockholders previously approved an aggregate of 23,306,100 shares of common stock reserved for issuance under the Incentive Plan of which, at December 31, 2011, stock awards (net of cancelled or expired awards) covering an aggregate of 12,864,003 shares (approximately 4.9% of Gran Tierra common stock outstanding on such date) were outstanding under the Incentive Plan and 4,251,304 shares (approximately 1.6% of Gran Tierra common stock outstanding on such date) remained available for future grant under the Incentive Plan.  If this Proposal 2 is approved by stockholders, then the number of shares available for future grant under the Incentive Plan, combined with stock awards currently outstanding under the  Incentive Plan will be 33,615,307 shares or approximately 12.6% of common stock outstanding as of April 27, 2012.

In connection with the requested share reserve increase, the Board has also determined it is in the best interests of the stockholders to implement reasonable share counting provisions and a limit on Full Value Awards, so that the Board is using the share reserve effectively and with regard to the value of each type of equity award.

The Incentive Plan will continue to provide us with flexibility in designing equity incentives including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. Accordingly, the Incentive Plan allows us to utilize a broad array of equity incentives in order to secure and retain the services of Gran Tierra’s employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for Gran Tierra’s success or the success of Gran Tierra’s affiliates.

Voting Requirement

Each share of Gran Tierra common stock, Goldstrike Exchangeable Share and Solana Exchangeable Share has one vote. To be approved, the Incentive Plan, as amended, must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Gran Tierra 2012 Annual Meeting and entitled to vote. For purposes of this vote broker non-votes will not be counted for any purpose in determining whether this matter has been approved and abstentions will have the same effect as “Against” votes.

References to voting power of Goldstrike Exchangeable Shares refers to the voting power exercised through the Goldstrike Trustee with respect to the Goldstrike Exchangeable Shares, whether by the Goldstrike Trustee or by proxy, and references to voting power of Solana Exchangeable Shares refer to the voting power exercised through the Solana Trustee with respect to the Solana Exchangeable Shares, whether by the Solana Trustee or by proxy.

THE GRAN TIERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The material features of the Incentive Plan are outlined below.  The following description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Incentive Plan. Stockholders are urged to read the actual text of the Incentive Plan in its entirety, which is appended to the Proxy Statement filed with the SEC and available on the SEC’s website as Appendix A.

General

The Incentive Plan, which is an amendment and restatement of Gran Tierra’s 2005 Equity Incentive Plan, referred to as the “Prior Plan,” provides for the grant of stock options, restricted stock awards, stock appreciation rights, restricted stock units and other stock awards, collectively referred to as “Awards.”  Stock options granted under the Incentive Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the “Code.”  Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See the section of this Proposal 2 entitled “U.S. Federal Income Tax Information,” below, for a discussion of the tax treatment of Awards. To date, Gran Tierra has granted only stock options under the Incentive Plan.

Purpose

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of Gran Tierra and its affiliates may be given an opportunity to purchase stock in Gran Tierra, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Gran Tierra and its affiliates. As of February 29, 2012, all of the approximately 466 employees, directors and consultants of Gran Tierra and its affiliates are eligible to participate in the Incentive Plan and may receive all types of awards.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which Awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each Award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the Award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. A committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used in this description of Proposal 2 with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Gran Tierra Board itself.

Stock Subject to the Plan

Subject to this Proposal 2, the maximum aggregate number of shares reserved for issuance under the Incentive Plan will be 39,806,100 shares, or the “Share Reserve” which consists of the 23,306,100 shares previously approved by the Gran Tierra stockholders at the Gran Tierra 2010 Annual Meeting and 16,500,000 new shares subject to this Proposal 2.

The Share Reserve will be reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right, and (ii) 1.55 shares for each share of common stock issued pursuant to any other type of stock award, referred to as a “Full Value Award”.  If a stock award is settled in cash, such settlement will not reduce the Share Reserve.

The following shares of common stock granted pursuant to a stock award under the Incentive Plan or the Prior Plan will become available for subsequent issuance under the Incentive Plan as such shares become available from time to time, as follows:

•
one share for each share subject to an outstanding option or stock appreciation right that expires, terminates for any reason prior to exercise or settlement or that is forfeited or otherwise returns because of the failure to meet a contingency or condition required to vest such shares;

•
1.55 shares for each share subject to a Full Value Award that is forfeited or otherwise returns because of the failure to meet a contingency or condition required to vest such shares or the Full Value Award otherwise terminates without all of the shares covered by the Full Value Award having been issued; and

•	1.55 shares for each share subject to a Full Value Award that is reacquired or withheld or not issued to satisfy a tax withholding obligation.

However, any shares of common stock granted pursuant to a stock award under the Incentive Plan or the Prior Plan that are not delivered to a participant because of any of the following reasons will not become available for subsequent issuance under the Incentive Plan:

•	shares are not delivered to a participant because an option or stock appreciation right is exercised through a reduction in the number of shares subject to the stock award (a “net exercise”);

•	shares are reacquired or withheld or not issued to satisfy a tax withholding obligation in connection with an option or stock appreciation right;

•	shares are used as consideration for the exercise of an option or stock appreciation right; or

•	shares are repurchased by Gran Tierra on the open market with the proceeds of an option or stock appreciation right exercise price.

As of December 31, 2011, options to purchase approximately 12,864,003 shares of common stock were outstanding, which is approximately 4.9% of total shares of common stock outstanding on that date.  As of that same date, approximately 4,251,304 additional shares of common stock were available for grant and not subject to Awards under the Incentive Plan, which is approximately 1.6% of total shares of common stock outstanding on that date.  The weighted average exercise price of all options outstanding as of December 31, 2011 was approximately $4.90 and the weighted average remaining term of such options was approximately 7.70 years. A total of 280,887,405 shares of Gran Tierra's common stock were outstanding as of April 30, 2012, including shares issuable upon the exchange of Exchangeable Shares.

Eligibility

Employees (including officers), directors, and consultants of both Gran Tierra and its affiliates are eligible to receive all types of awards under the Incentive Plan. Under the Incentive Plan, no employee may be granted options or stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date of grant covering more than 1,000,000 shares of common stock during any calendar year.  This limitation assures that any deductions to which Gran Tierra would otherwise be entitled upon the exercise of options and stock appreciation rights granted under the Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.  The maximum number of shares which may be reserved for issuance to insiders, at any time, under the Incentive Plan, and any other share compensation arrangement of Gran Tierra shall be 10% of the shares of common stock issued and outstanding.  Additionally, the maximum number of shares of common stock which may be issued under the Incentive Plan, at any time, and any other share compensation arrangements within any 12-month period shall be 10% of the common stock outstanding for insiders as a group and 5% of the common stock outstanding for any one insider and such insider’s associates.  The maximum number of options that may be granted to any one consultant in any 12-month period shall not exceed 2% of the issued and outstanding common stock at the time of grant.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Incentive Plan, the Board does not have the authority to reduce the exercise, purchase or strike price of an option or stock appreciation right or to cancel any outstanding option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.  Additionally, the Board may not reduce the exercise price of an option or extend the term of an option held by an insider without obtaining the approval of the stockholders other than insiders who are eligible to receive stock awards and such insiders’ associates, at a meeting of the stockholders.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “U.S. Federal Income Tax Information.” The closing price of Gran Tierra’s common stock as reported on the NYSE Amex on April 27, 2012, was $6.47 per share.

The “fair market value” of Gran Tierra’s common stock on a particular day is generally the closing sales price for the common stock (or the closing bid, if no sales were reported) as quoted on the primary exchange or market upon which Gran Tierra’s common stock trades. If that day is not a market trading day, then the last market trading day prior to the day of determination is used. If Gran Tierra’s common stock were not to be traded on a market, the Board would make a good faith determination of the fair market value in a manner that complies with specified U.S. tax requirements.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other common stock of Gran Tierra, (ii) by a “net exercise” arrangement, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of common stock, results in either the receipt of cash (or check) by Gran Tierra or the receipt of irrevocable instructions to pay the aggregate exercise price to Gran Tierra from the sale proceeds, or (iv) in any other form of legal consideration acceptable to the Board.

Option Exercise

Options granted under the Incentive Plan may become exercisable in cumulative increments, or vest, as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest over a three year period in three equal annual installments during the participant’s employment by, or service as a director or consultant to, Gran Tierra or an affiliate, collectively referred to as “Service.” Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows Gran Tierra to repurchase unvested shares, generally at their exercise price, should the participant’s Service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Gran Tierra to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Gran Tierra or by a combination of these means.

Term

The maximum term of options under the Incentive Plan is 10 years. Options under the Incentive Plan generally terminate three months after termination of the participant’s Service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of Service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s Service has terminated, or within three months after termination of such Service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of Service.

The option term generally may be extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s Service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions On Transfer

The Board may grant stock options that are transferable to the extent provided in the stock option agreement. If an option does not provide for transferability then the option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the option holder and only by the option holder.  Shares subject to repurchase by Gran Tierra under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Restricted Stock Awards and Purchases of Restricted Stock

Payment

The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than the par value of Gran Tierra’s common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Board, (i) by cash at the time of purchase, (ii) by services rendered, or to be rendered to Gran Tierra or (iii) in any other form of legal consideration acceptable to the Board.

Vesting

Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of Gran Tierra in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Restrictions on Transfer

Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon the terms and conditions of the award agreement as the Board shall determine in its discretion, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Terms of Stock Appreciation Rights

The Incentive Plan authorizes the grant of stock appreciation rights. Stock appreciation rights entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of shares equal to the number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to or otherwise based on our common stock may be granted either alone or in addition to other stock awards under the Incentive Plan.  The Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of common stock (or the cash equivalent thereof) to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Board.

Adjustment Provisions

Transactions not involving receipt of consideration by Gran Tierra, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan, and outstanding Awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such Awards.

Effect Of Certain Corporate Transactions

In August 2011, the Board amended the Incentive Plan to provide that in the event of the consummation of (i) the sale or other disposition of all or substantially all of the assets of Gran Tierra, (ii) the sale or other disposition of at least fifty percent of the outstanding securities of Gran Tierra, or (iii) certain specified types of merger, consolidation or similar transactions, or collectively, a corporate transaction, any surviving or acquiring corporation may continue or assume Awards outstanding under the Incentive Plan or may substitute similar Awards. Regardless of whether any surviving or acquiring corporation assumes such Awards or substitutes similar Awards, with respect to Awards held by participants whose Service with Gran Tierra or an affiliate has not terminated as of the effective time of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full.  Prior to the August 2011 amendment by the Board, the vesting of such Awards accelerated only in the event that the surviving or acquiring corporation did not assume such awards or substitutes similar Awards, in which case such Awards would terminate if not exercised at or prior to such effective time.  Stockholder approval of this amendment was not required under applicable laws and exchange rules and, accordingly, was not sought or obtained.

The Incentive Plan provides, that in the event of certain change of control events, any outstanding stock awards may be subject to additional acceleration of vesting and exercisability upon or after such change of control event, if such acceleration is provided for in the individual award holder’s stock award agreement.

The acceleration of an Award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Gran Tierra.

Duration, Amendment And Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time.

The Board may at any time, or from time to time, amend or revise the Incentive Plan as follows: (a) to make amendments to the Incentive Plan or a Stock Award of a housekeeping or administrative nature; (b) if the common stock is listed on the Toronto Stock Exchange subject to any required approval of the TSX, to change the vesting or termination provisions of a Stock Award or the Incentive Plan; (c) amendments necessary to comply with provisions of applicable law or stock exchange requirements or for grants to qualify for favorable treatment under applicable laws; and (d) any other amendment, fundamental or otherwise, not requiring stockholder approval under the Code. However, no amendment will be effective unless approved by the stockholders of Gran Tierra within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for stockholder approval.

For so long as Gran Tierra’s stock is listed on the TSX, under the rules and policies of the TSX any amendment to the Incentive Plan is subject to pre-clearance of such amendment by the TSX, and no amendment, suspension or discontinuance of the Incentive Plan may contravene the requirements of the TSX.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Stock Options, Restricted Stock Purchase Awards and Stock Bonuses

Stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or Gran Tierra by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, Gran Tierra is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Gran Tierra will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights

No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Gran Tierra is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Gran Tierra will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Gran Tierra, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to options and stock appreciation rights will qualify as performance-based compensation if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted under the Incentive Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Compensation attributable to all other Awards granted under the Incentive Plan will not qualify as performance-based compensation, and therefore will remain subject to the $1 million deduction limitations imposed by Section 162(m) of the Code.

Stockholder Approval of Stock Plans

See the information under “Stockholder Approval of Stock Plans” below for additional information on our stock plans.

New Plan Benefits

Awards under the Incentive Plan are discretionary and are not subject to set benefits or amounts, and Gran Tierra has not approved any awards that are conditioned on stockholder approval of the Incentive Plan. Accordingly, Gran Tierra cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors or employees under the Incentive Plan.

Incentive Plan Benefits

The following table shows, for each of the named executive officers and the various groups indicated, the number of shares of common stock subject to stock awards granted under the Incentive Plan as of April 27, 2012.

Name and position	Number of shares subject to stock awards
Dana Coffield, Chief Executive Officer and President	1,150,000
Martin Eden, Vice President, Finance and Former Chief Financial Officer	1,125,000
Shane O’Leary, Chief Operating Officer	975,000
Júlio César Moreira, President, Gran Tierra Brasil Ltda.	375,000
Duncan Nightingale, President, Gran Tierra Energy Colombia	296,667
James Rozon, Acting Chief Financial Officer	260,000
All Current Executive Officers as a Group	5,264,167
All Current Non-Executive Directors as a Group	2,920,000
All Current Employees as a Group (including all current non-executive officers)	13,000,507
Jeffrey J. Scott	1,080,000
J. Scott Price	375,000
Ray Antony	225,000
Verne Johnson	600,000
Nicholas G. Kirton	475,000
Gerald Macey	165,000

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2

Proposal 3

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, Gran Tierra’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of Gran Tierra’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of Gran Tierra’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement.  As discussed in those disclosures, Gran Tierra believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests, consistent with current market practices.  Compensation of Gran Tierra’s named executive officers is designed to enable Gran Tierra to attract and retain talented and experienced executives to lead Gran Tierra successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of Gran Tierra’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Gran Tierra’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Gran Tierra. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3

Proposal 4

Ratification of Selection of Independent Auditors

The Audit Committee of the Board has selected Deloitte & Touche LLP as Gran Tierra’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting.  Deloitte & Touche LLP has audited Gran Tierra’s financial statements since its inception in 2005.  Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Gran Tierra’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as Gran Tierra’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Gran Tierra and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.  Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

Set forth below is a summary of fees paid to Deloitte & Touche LLP, our independent registered Chartered Accountants, for services in the fiscal periods ended December 31, 2011 and December 31, 2010.  In determining the independence of Deloitte & Touche LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

	Fiscal Year Ended (in thousands)
	2011	2010
Audit Fees	$1,186,848	$977,630
Audit-related Fees	55,607	36,663
Tax Fees	-	-
All Other Fees	18,769	39,757
Total Fees	$1,261,224	$1,054,050

Audit Fees

The total audit fees and reimbursement of expenses paid to Deloitte & Touche LLP were for audits, reviews of the quarterly financial statements, and the preparation of consents.

Audit Related

Audit related fees include miscellaneous advisory services related to the acquisitions and share registration activities of Gran Tierra during the year.

All Other Fees

Other Fees included a project related to vulnerability assessment of Gran Tierra’s information systems as well as public accounting board information and comments letters.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

Before Gran Tierra engages an independent registered public accountant to render audit services, any engagement covering audit or non-audit services by the auditors is approved by Gran Tierra’s Audit Committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee.  This policy requires that the Audit Committee consider, prior to pre-approving any non-audit services, multiple factors taken as a whole, including whether the services are prohibited pursuant to SEC rules, whether the auditors are best positioned to provide the services, and the percentage of total services the non-audit services will comprise.  Requests for non-audit services will be made in writing to Gran Tierra’s independent auditor specifying the services requested and the reasons for the request, and the chairperson of the Audit Committee will be copied on the communication.  Gran Tierra’s independent auditor must respond to Gran Tierra’s request with a description of the services, the fees that it will charge, and a request for pre-approval of the services plus pre-approval of 10% over the amount.  The chairperson of the Audit Committee will then make a determination based on all of the relevant factors, and if approved report back to the Audit Committee at the next Audit Committee meeting for ratification.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

The board of directors recommends
a vote in favor of proposal 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Gran Tierra’s common stock as of February 29, 2012 by (1) each of its directors and named executive officers, (2) each person that beneficially owns more than 5% of the outstanding shares of Gran Tierra’s common stock and (3) all of Gran Tierra’s executive officers and directors as a group. All ownership percentage calculations below assume that all Exchangeable Shares have been converted on a one-for-one basis into corresponding shares of our common stock, as such shares vote together with our common stock on all matters as if shares of our common stock. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Gran Tierra Energy Inc., 300, 625 11th Avenue S.W., Calgary, Alberta T2R 0E1 Canada.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Dana Coffield (2)	2,345,905	*
Martin Eden (3)	763,999	*
Shane O’Leary (4)	484,299	*
Júlio César Moreira (5)	178,999	*
Duncan Nightingale (6)	119,999	*
James Rozon (7)	188,332	*
Jeffrey Scott (8)	3,307,194	1.2%
Ray Antony (9)	482,535	*
Verne Johnson (10)	1,450,240	*
Nicholas G. Kirton (11)	409,999	*
Gerald Macey (12)	59,999	*
J. Scott Price (13)	3,391,079	1.2%
FMR LLC (14)	23,559,560	8.5%
Amber Capital LP (15)	18,067,506	6.4%
Directors and officers as a group (total of 15 persons) (16)	15,629,287	5.5%

* Less than 1%.

(1)
Beneficial ownership is calculated based on 278,706,671 shares of common stock issued and outstanding as of February 29, 2012, which for purposes of this table includes 14,736,517 Exchangeable Shares issued and outstanding as of February 29, 2012, as such shares are immediately exchangeable for shares of our common stock and vote together with our common stock on all matters as if shares of our common stock. The number of shares beneficially owned by a person also includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 29, 2012. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)
Includes shares issuable upon options to acquire 458,332 shares of common stock exercisable within 60 days of February 29, 2012, shares issuable upon exercise of warrants to acquire 33,335 shares of common stock exercisable within 60 days of February 29, 2012, and 1,689,683 shares issuable upon exchange of Exchangeable Shares.

(3)
Consists of shares issuable upon options to acquire 749,999 shares of common stock exercisable within 60 days of February 29, 2012, and 14,000 shares of common stock directly owned by Mr. Eden’s spouse.

(4)
Consists of shares issuable upon options to acquire 474,999 shares of common stock exercisable within 60 days of February 29, 2012, and 9,300 shares of common stock jointly owned with Mr. O’Leary’s spouse.

(5)
Consists of shares issuable upon options to acquire 174,999 shares of common stock exercisable within 60 days of February 29, 2012, and 4,000 shares of common stock held by Saba Investment Holdings Ltd., of which Mr. Moreira is a director.

(6)	Consists solely of shares issuable upon exercise of options exercisable within 60 days of February 29, 2012.

(7)	Consists solely of shares issuable upon exercise of options exercisable within 60 days of February 29, 2012.

(8)
Includes shares issuable upon exercise of an option to acquire 893,333 shares of common stock exercisable within 60 days of February 29, 2012 and 1,688,889 shares issuable upon exchange of Exchangeable Shares.

(9)
Includes shares issuable upon exercise of an option to acquire 129,999 shares of common stock exercisable within 60 days of February 29, 2012, and 254,540 issuable upon exchange of Exchangeable Shares which are owned by DCR Investments (“DCR”). Mr. Antony has sole voting and investment power over the shares held by DCR.

(10)
Includes shares issuable upon exercise of an option to acquire 504,999 shares of common stock exercisable within 60 days of February 29, 2012 and 895,238 shares issuable upon exchange of Exchangeable Shares.

(11)
Includes shares issuable upon exercise of an option to acquire 379,999 shares of common stock exercisable within 60 days of February 29, 2012 and 28,329 shares of common stock held by Mr. Kirton’s spouse.

(12)	Includes shares issuable upon exercise of an option to acquire 39,999 shares of common stock exercisable within 60 days of February 29, 2012.

(13)
Consists solely of shares issuable upon exercise of an option to acquire 279,999 shares of common stock exercisable within 60 days of February 29, 2012 and 3,111,080 shares issuable upon exchange of Exchangeable Shares.

(14)
Based on a Schedule 13G/A reporting beneficial ownership as of December 31, 2011.  Consists of shares beneficially owned by investment advisors that are direct or indirect subsidiaries of FMR LLC, namely: (a) Fidelity Management & Research Company, the beneficial owner of 11,594,500 shares; Pyramis Global Advisors, LLC, the beneficial owner of 11,353,160 shares; and Pyramis Global Advisors Trust Company, the beneficial owner of 611,900 shares.  FMR LLC has sole voting power with respect to 11,788,090 of the shares, and sole investment power with respect to all of the shares. Edward C. Johnson 3d, as Chairman of FMR LLC, has sole investment power with respect to all of the shares.  The address of FMR LLC and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)
Based on a Schedule 13G/A reporting beneficial ownership as of December 31, 2011. Consists of 14,388,305 shares held by Amber Global Opportunities Master Fund Ltd. (“Amber Global”), 622,597 shares held by Amber Latin America LLC - Series One (“Amber Latin America”), and the remainder held by certain managed accounts.  Amber Capital LP (“Amber Capital”) is the investment manager of Amber Global, Amber Latin America and certain managed accounts, and has shared voting and dispositive Power over these shares.  Amber Global and Amber Latin America have shared voting and dispositive power over the shares held by them. Michel Brogard and Joseph Oughourlian are managing members of Amber Capital GP, LLC, the general partner of Amber Capital, and may also be deemed to beneficially own the shares beneficially owned by Amber Capital.  The address of Amber Global is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.  The address of each of Amber Latin America, Amber Capital, Mr. Brogard and Mr. Oughourlian is 900 Third Avenue, Suite 200, New York, New York, 10022.

(16)
Includes shares issuable upon exercise of options to acquire 4,977,486 shares of common stock exercisable within 60 days of February 29, 2012, warrants to acquire 73,335 shares of common stock exercisable within 60 days of February 29, 2012, and 9,338,640 Exchangeable Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Gran Tierra’s directors and executive officers, and persons who own more than ten percent of a registered class of Gran Tierra’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Gran Tierra.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Gran Tierra with copies of all Section 16(a) forms they file.

To Gran Tierra’s knowledge, based solely on a review of the copies of such reports furnished to Gran Tierra and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Presentation in US Dollars

All dollar amounts discussed below are in U.S. dollars, except as otherwise noted.

To the extent that contractual amounts are in Canadian dollars, which is the case for all of Gran Tierra’s directors, and all of Gran Tierra’s named executive officers other than Júlio César Moreira, they have been converted into U.S. dollars for the purposes of the discussion below.  For discussion of 2011 bonus and other compensation amounts, the exchange rate at December 31, 2011, of one Canadian dollar to US $0.9796 is used.  For discussion of 2010 bonus amounts and 2011 salary amounts, the exchange rate at December 31, 2010 of one Canadian dollar to US $1.0054 is used. For discussion of 2010 salary, the exchange rate of one Canadian dollar to US $0.9709 is used, which is calculated as the average of the daily noon rates as posted by the Bank of Canada in 2010.  For discussion of 2009 bonus amounts, the exchange rate at December 31, 2009 of one Canadian dollar to US $0.9555 is used.  For discussion of 2009 salary amount, the exchange rate at December 31, 2008 of one Canadian dollar to US $0.8661 is used.

Júlio César Moreira’s salary and bonus is paid in Brazilian reals and is converted into U.S. dollars below.  The exchange rate for 2009 bonus and salary, and 2010 salary, information is the December 31, 2009 exchange rate of one Brazilian real to US $0.5746, and the exchange rate for 2010 bonus information is the December 31, 2010 exchange rate of one Brazilian real to US $0.6002. The exchange rate for 2011 salary and bonus information is the December 31, 2011 exchange rate of one Brazilian real to US $0.5331.

Compensation Discussion and Analysis

Overview

In this section, we will describe the material components of our executive compensation program for our “named executive officers” or “NEOs,” whose compensation is set forth in the 2011 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	Dana Coffield, our President and Chief Executive Officer
•	Martin Eden, our former Chief Financial Officer2
•	James Rozon, our Acting Chief Financial Officer2
•	Shane O’Leary, our Chief Operating Officer
•	Duncan Nightingale, our President, Gran Tierra Energy Colombia Ltd.
•	Julio César Moreira, our President, Gran Tierra Energy Brasil Ltda.

2 Effective December 9, 2011, Martin Eden, the Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy Inc., was placed on a medical leave from his duties at Gran Tierra Energy while he recovers from emergency surgery.  On December 9, 2011, the Board of Directors of Gran Tierra Energy Inc. appointed James Rozon the acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy, who is continuing to serve in that role until Mr. Eden returned to that position.  Mr. Eden has returned to work, but has not resumed his duties as Chief Financial Officer.

We also provide an overview of our executive compensation philosophy and our executive compensation program.  In addition, we explain how and why the Compensation Committee of our Board (the “Compensation Committee”) arrives at specific compensation policies and decisions involving the NEOs.

Opportunity for Stockholder Feedback

The Compensation Committee carefully considers feedback from our stockholders regarding our executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under the heading “Communication with Directors” in this proxy statement. In addition, the advisory vote on the compensation of the NEOs provides stockholders with an opportunity to communicate their views on our executive compensation program.

In addition, last year we conducted our first advisory vote on executive compensation at our 2011 Annual Meeting. While this vote was advisory and therefore not binding on Gran Tierra, our board of directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our board of directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the 2011 Annual Meeting, 96% of the votes cast on the advisory vote on executive compensation proposal (Proposal 2) were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The board of directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (See “Proposal 3 — Advisory Vote on Executive Compensation”). This Compensation Discussion and Analysis contains information that is relevant to your voting decision.

Our Business

Gran Tierra is an independent international energy company engaged in oil and gas acquisition, exploration, development and production. We own oil and gas properties in Colombia, Argentina, Peru and Brazil.  Our revenue and interest income for the year ended December 31, 2011 was approximately $597.4 million.  For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 27, 2012.

2011 Business Highlights

While the past 12 months marked another year of uncertainty and challenges in the global economy and financial markets, throughout this period, as a result of our steady leadership, we were able to seize opportunities and continued to differentiate ourselves from the competition.   During 2011, we had the following significant accomplishments:

•	In 2011, oil and natural gas production net after royalty (“NAR”) and inventory adjustments averaged 17,408 barrels of oil equivalent per day (“BOEPD”), an increase of 20% over 2010;
•
Estimated proved oil and natural gas liquids (“NGL”) reserves, NAR, as at December 31, 2011, were 30.9 million barrels (“MMbbl”), a 31% increase from Gran Tierra’s estimated proved reserves as at December 31, 2010;

•	Estimated proved gas reserves, NAR, as at December 31, 2011, were 18.3 billion cubic feet (“Bcf”) compared with 1.2 Bcf as at December 31, 2010;
•	Revenue and other income increased by 60% to $597.4 million in 2011 compared with $374.5 million in 2010;
•
Net income grew by 241% from the prior year to $126.9 million, representing basic net income per share of $0.46 and diluted net income per share of $0.45. This compares with net income of $37.2 million, or $0.15 per share basic and $0.14 per share diluted, in 2010;

•	Funds flow from operations increased 57% to $319.0 million in 2011 from $203.1 million in 2010;
•	Cash and cash equivalents was $351.7 million as of December 30, 2011 compared to $355.4 million as at December 31, 2010;
•	Completed the acquisition of Petrolifera Petroleum Limited (“Petrolifera”) on March 18, 2011;
•	Commenced production from Moqueta field in Colombia in June 2011 and successfully drilled three additional appraisal wells;
•	Discovered oil on the Rinconada Norte Block in Argentina with the RN x-1004 exploration well and made a second oil discovery on the Garibay Block in Colombia with the Melero-1 exploration well;
•	Stabilized production from the Puesto Morales Block in Argentina and drilled two new development wells on the Puesto Morales Este Block;
•
Announced two farm-in agreements with Statoil do Brasil Ltda. (“Statoil”). Statoil is a partner in a joint venture with PetróleoBrasileiro S.A. in the two blocks in Brazil’s deepwater offshore Camamu-Almada Basin;

•	Successfully closed the acquisition of four onshore operated blocks in Brazil in June 2011 and began production from that date; and
•	Expanded Gran Tierra’s partnership with Compania Espanola de Petroleos, S.A.U. (“CEPSA”) with two farm-in agreements, adding new exploration acreage in the Llanos Basin.

2011 Executive Compensation Highlights

In January 2012, in view of our financial performance during 2011, as well as our other business accomplishments (as described above), the Compensation Committee took the following compensation actions:

•
We maintained our 2011 compensation philosophy for  2012 which is to (i) target the salary component for Gran Tierra’s employees at the 65th percentile of Gran Tierra’s peer group, (ii) target total cash compensation for Gran Tierra’s employees at the 75th percentile of Gran Tierra’s peer group at target performance and (iii) target total direct compensation (including equity compensation) for Gran Tierra’s employees at 75th percentile of Gran Tierra’s peer group at target performance levels; and

•	We made annual and long-term incentive awards with respect to 2011 performance consistent with our 2011 business results.

2011 Corporate Governance Highlights

We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices.  The following policies and practices were in effect during 2011:

•	The leadership structure of our Board consists of an independent Chairman and strong Board committee chairs;
•	The Compensation Committee is composed solely of independent directors who have established ways to communicate with stockholders regarding their executive compensation ideas and concerns;
•
The Compensation Committee’s independent compensation consultant, Lane Caputo Compensation Inc. is retained directly by the Compensation Committee and performs only limited consulting services for us with the full knowledge of the Compensation Committee; and

•
The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile so that our compensation-related risks are not reasonably likely to have a material adverse effect on Gran Tierra.

Philosophy and Objectives of our Executive Compensation Program

Our philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our stockholders.  Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our stockholders and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies.  Our compensation practices also serve as a means of communicating our goals and standards of conduct and performance, and for motivating and rewarding employees in relation to their achievements.

We observe the follow principles:

•
Retain and Hire Top Caliber Executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for Performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;
•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our stockholders; and
•	Provide modest perquisites: Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose.

Gran Tierra’s compensation program consists of three basic elements—base salary, cash bonus and equity incentives.  We focus on providing a majority of our total compensation for our named executive officers, linked to both Gran Tierra’s performance (solely in the case of Dana Coffield, our President and Chief Executive Officer) and to individual performance through performance-based cash awards, and equity awards which are only valuable if Gran Tierra’s stock price increases.

We link a portion of our executives’ cash compensation to Gran Tierra’s performance as measured by achievement of budget targets for items such as production, reserves, capital expenditures, revenues and operating costs, as well as other factors such as liquidity, share price performance given overall market conditions, and other objectives specific to Gran Tierra’s situation at the time.  The price of oil directly impacts the performance of Gran Tierra.  During 2011, the price of West Texas Intermediate Crude oil (the reference price for most of our contracts) experienced fluctuations from $75.67 to $113.93. In addition, we provide long-term incentives to our executives and employees in the form of stock option grants.  Options generally vest over three years, linking executives’ rewards directly to their ability to create value for our stockholders and providing an incentive for our executives to remain with Gran Tierra over the long term.

Risk Assessment

In January 2012, we conducted an update to our assessment of the risks associated with our compensation policies and practices. This update included an examination of the changes in Gran Tierra’s risk profile over the past year for our executive compensation policies and practices. Based on this assessment, we determined that these risks were not reasonably likely to have a material adverse effect on Gran Tierra.  Among other things, we took into consideration the fact that our principal incentive compensation plans and arrangements contained similar design and risk mitigation features as the prior year’s plans and arrangements.

Compensation Process

The Compensation Committee recommends to the Board for approval the annual compensation for Gran Tierra’s President and Chief Executive Officer. Within the framework of the compensation programs reviewed and approved by the Compensation Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for executive officers, including the other named executive officers. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Compensation Committee reviews our Chief Executive Officer’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion, and then makes its recommendations to the Board for approval.

Our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

Gran Tierra contemplated the success and performance of its executive team for the year 2011 while taking a deliberate and objective approach to fairly assess compensation awards.  Gran Tierra makes its compensation decisions for the coming year, and reviews performance for the prior year, in the first quarter of the year.  Annual bonuses in respect of 2011 performance, as well as equity incentive awards and salary increases for 2012, were approved in February 2012.  Bonuses in respect of 2011 performance were paid in February 2012 and equity incentives were issued on February 29, 2012.

Role of the Compensation Consultant

The Compensation Committee relies upon external advisors and third-party compensation surveys as well as the knowledge and experience of Compensation Committee members and other members of the Board to set rewarding and competitive levels of salary and other compensation.  The retention of and scope of services from independent compensation advisors are to be assessed on an annual basis.

The Compensation Committee retained the services of Lane Caputo Compensation Inc. (the “Compensation Consultant”) as its executive compensation consultant pursuant to a written agreement.  The Compensation Consultant reports directly to the Compensation Committee and the Compensation Committee may replace the Compensation Consultant or hire additional consultants at any time.  A representative of the Compensation Consultant attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings; however, the Compensation Committee makes all decisions and recommendations to the Board.  The Compensation Consultant maintains a group of benchmark peers that the Compensation Committee finds relevant for comparison purposes.  Services performed by the Compensation Consultant are pre-approved by the Compensation Committee and any additional work to be performed, including at the request of management, must be pre-approved by the Chair of the Compensation Committee.

The total amount of fees paid to the Compensation Consultant for services to the Compensation Committee in 2011 was $161,465.  The Compensation Consultant received $35,707 in other fees from us for general compensation related work for Gran Tierra and $3,429 to participate in a general industry survey of long-term compensation.

Third Party Source Used

Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for employees, while being subject to centralized design, approval, and control. The Compensation Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the named executive officers. To assist in establishing recommendations for 2011 bonuses and the 2012 executive compensation structure, the Compensation Consultant continued with the philosophy of measuring Gran Tierra’s compensation structure against a relevant group of industry peers (the “Custom Peer Group”) against which to benchmark executive compensation.  This Custom Peer Group is substantially similar to last year’s Custom Peer Group with the exception of the removal of three companies (Antrim Energy Inc., Perpetual Energy Inc. and Provident Energy Ltd.) and the addition of one company (P 1 Energy Corp.).  Although it would have been preferable to only include peers that compete with Gran Tierra in the international energy arena, Gran Tierra’s relative size, and the lack of sufficient international peers of similar size, dictated that peers with domestic operations of similar size be included in the peer group, and, in fact, such domestic peers are predominate in the group.  As a result, the Custom Peer Group included peers of a similar size to Gran Tierra based on market capitalization and average daily production volumes, and included peers with operations located both internationally and domestically.  The Custom Peer Group consisted of the following 22 companies:

Advantage Oil & Gas Ltd.
Bankers Petroleum Ltd.
Birchcliff Energy Ltd.
BPZ Resources Inc.
C&C Energia Ltd.
Canacol Energy Ltd.
Celtic Exploration Ltd.
Crew Energy Inc.
Daylight Energy Ltd.
Legacy Oil & Gas Inc.
Niko Resources Ltd.

NuVista Energy Ltd.
P 1 Energy Corp.
Pacific Rubiales Energy Corp.
Paramount Resources Ltd.
Parex Resources Inc.
PetroBakken Energy Ltd.
Petrominerales Ltd.
Peyto Exploration & Development Corp.
Progress Energy Resources Corp.
Trilogy Energy Corp.
Vermilion Energy Inc.

In making compensation decisions regarding executive officers located in South America, the Compensation Committee also utilized the following local compensation surveys to reflect the local pay practices in each country:

Aon Hewitt Market Review (Argentina)
Towers Watson 2011 Oil & Gas Total Rewards Survey (Brazil)
Hay Group Diagnostico Salarial (Peru)

Benchmark data from Lane Caputo Compensation’s International Energy Exploration & Production Compensation Survey was also used to reflect the expatriate assignment of the President of Gran Tierra Colombia.

Given the extensive research and analysis used to develop the peer benchmark group, the Compensation Committee believes that compensation survey data used provides a useful guide for comparative purposes.  The Compensation Committee recognizes that a successful compensation program also requires an application of judgment to maintain a subjective determination of individual performance by our executives.  Therefore, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of rewarding excellent performance and retaining valued employees.

Elements of Compensation

The Compensation Committee has determined that Gran Tierra will use three basic elements of compensation — base salary (including benefits), cash bonus and equity incentives. Each component has a different purpose.

The Compensation Committee believes that base salaries at this stage in Gran Tierra’s growth and especially within the international exploration and production sector, must be competitive to retain the best executives.  The Compensation Committee believes that principal performance incentives should be in the form of long-term equity incentives given the longer-term nature of Gran Tierra’s business plan.  Long-term incentives to date have been in the form of stock options but Gran Tierra’s equity plan also provides for other equity incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in Gran Tierra’s industry and among Gran Tierra’s peers with whom Gran Tierra competes for executive talent.  The Compensation Committee ultimately determines the optimal allocation split between the three forms of compensation relative to Gran Tierra’s peers for each executive position, taking into account the contributions of each executive and the operational and financial achievements of Gran Tierra. This exercise has been based on the evaluation of the achievement of goals set by the Chief Executive Officer at the beginning of the year and consensus among the members of the Compensation Committee, all of whom have significant experience in the oil and gas exploration business.

Salary

The Compensation Committee determined 2011 base salaries based upon the market data presented by the Compensation Consultant and, taking into consideration the very competitive nature of the international exploration and production sector and the corresponding shortage of experienced senior talent, particularly in Calgary, Canada, Gran Tierra’s headquarters, determined that a target at the 65th percentile of the Custom Peer Group data was appropriate to retain the services of Gran Tierra’s executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within Gran Tierra.

The Compensation Committee recommended to the Board, and the Board approved, the following annual salaries (USD) for 2011:

Mr. Coffield	$356,927
Mr. Eden	$273,477
Mr. O’Leary	$307,661
Mr. Moreira	$326,078
Mr. Nightingale	$257,988

Mr. Rozon was appointed acting Chief Financial Officer and Principal Financial & Accounting Officer effective December 9, 2011, until Mr. Eden returns from medical leave. Upon his appointment, Mr. Rozon’s salary in this role was set at $225,314.

Mr. Coffield’s, Mr. Eden’s and Mr. Moreira’s 2011 salaries were positioned slightly above the median of the Custom Peer Group while Mr. O’Leary’s was slightly above the 75th percentile due primarily to the inclusion of peers with domestic operations and the differences in compensation practices between operational executives in international (relatively higher compensation for this role) and domestic (generally lower compensation for the role) locales. Mr. Rozon’s and Mr. Nightingale’s new roles were not benchmarked until 2012.

Bonus

Bonuses for 2011 were based on corporate, business unit and personal performance, with the following individual weightings:

	Corporate Performance	Business Unit Performance	Personal Performance
Mr. Coffield	100%	0%	0%
Mr. Eden	70%	0%	30%
Mr. Rozon	60%	0%	40%
Mr. O’Leary	70%	0%	30%
Mr. Moreira	30%	40%	30%
Mr. Nightingale	30%	40%	30%

The Compensation Committee, using its subjective judgment of Gran Tierra’s performance in 2011 measured against the performance goals set forth for Gran Tierra, determined that the performance score for 2011 was 70%.  For Messrs. O’Leary and Eden and the corporate performance score was applied to 70% of the target bonus and the remaining 30% of target bonus was determined based upon individual performance as measured against the specific executive’s individual performance objectives. For Messrs. Nightingale and Moreira, the corporate performance score applied to 30% of the target bonus, 40% of target bonus was determined based upon business unit performance and the remaining 30% of target bonus was determined based upon individual performance.  For the period January 1, 2011 through December 8, 2011, Mr. Rozon’s target bonus was applied to the corporate performance score of 60% of the target bonus, and the remaining 40% of target bonus was determined based upon individual performance as measured against the specific executive’s individual performance objectives.  Thereafter, with respect to Mr. Rozon’s role as Acting Chief Financial Officer, during the period December 9, 2011 through December 31, 2011, Mr. Rozon’s target bonus was applied to the corporate performance score of 70% of the target bonus, and the remaining 30% based upon individual performance as measured against the specific executive’s individual performance objectives.

Individual objectives defined for 2011 were as follows:

Dana Coffield - Chief Executive Officer

The principal objectives in 2011 for Gran Tierra’s Chief Executive Officer and President, and therefore Gran Tierra, which were recommended by the Compensation Committee and approved by the Board in March 2011, were:

Reserves (35%)
•	Add 20 million barrels of oil equivalent (“MMBOE”) net working interest mean reserves, estimated internally, excluding acquisitions, but including new reserves discovered on acquired acreage.
•	Add 7.5 MMBOE Proved reserves, and 15 MMBOE Proved plus Probable reserves, independently audited, excluding acquisitions, but including new reserves discovered on acquired acreage.

Production (25%)
•	Attain average production of 17,500 to 19,000 BOEPD net after royalty, post-Petrolifera acquisition.

Finance (2%)
•
Ensure financial reporting systems, budgeting, and forecasting systems are maintained, and financial reporting requirements with Securities and Exchange Commission, New York Stock Exchange and Toronto Stock Exchange are met.

Legal (2%)
•
Ensure legal systems, contracts, procedures and decisions mitigate risks and maximize protections for assets of Gran Tierra, and legal and contractual obligations with host governments, partners and contractors are met.

Leadership (20%)
•
Accountable for establishing a culture of open and honest communication, working together in a collaborative and multidisciplinary environment with results-driven personal accountability and person initiative.

Capital Budget (10%)
•	Execute capital budget of $354 million within +/-10%.

Environmental Health, Safety, Security and Community Relations (2%)
•	Ensure appropriate Environmental, Health, Safety, Security, Corporate Social Responsibility, and Community Relations are maintained to meet or exceed relevant industry standards.

Investor Relations (2%)
•	Maintain active investor relations program targeting existing and potential new investors (press releases, road shows, analysts’ coverage and website)

Human Resources (2%)
•	Ensure Human Resource systems, procedures and policies contribute to achievement of 2011 corporate goals.

Martin Eden - Chief Financial Officer (former)

The principal objectives in 2011 for Gran Tierra’s Chief Financial Officer were:

•	Automate Monthly Management Reports (10%)
•	Complete Project for Remediation of Spreadsheets as Per Project Plan (10%)
•	Complete Foreign Corrupt Practices Act Training (10%)
•	Complete Budget Process Improvement Project, working with Business Development and Operations (10%)
•	Complete 2011 Internal Audit Services Program (10%)
•	Complete Information Systems Projects scheduled for completion in 2011 Project Plan, including projects carried over from 2010 (10%)
•	Complete Finance Projects scheduled for completion in 2011, including projects carried over from 2010 (15%)
•
Improve analysis of costs and results of operations against forecast and make people accountable for the costs and results under their control through more pro-active monthly meetings to review results, better analysis of variances, more timely information (10%)

•	Implement new forecasting tool (Palentir) working with Business Development Group (5%)
•	Improve Mind and Management Processes for Gran Tierra subsidiaries – working with Legal Department (5%)
•	Development of and implementation of a Finance Strategy to Align with the Corporate Strategy and to create a “Center of Excellence” at Corporate to support that strategy (5%)

James Rozon - Acting Chief Financial Officer

 The principal objectives in 2011 for Gran Tierra’s Acting Chief Financial Officer were:

•	Strengthen Corporate Finance Department (10%)
•	Hire Financial Reporting Manager
•	Hire Manager Special Projects in Finance
•	Define Finance's role for budgeting and forecasting and ensure Finance has properly resourced its role
•	Define Manager Accounting role and hire the position
•	Complete first phase of IDEAS based MMR project reporting for 2011 (10%)
•	Complete the next phase of the Critical Spreadsheet Project with the assistance of the Manager Special Projects (10%)
•	Complete Accelerated Close Project at Corporate (5%)
•	Lead Petrolifera Integration Project from a Finance Department perspective (10%)
•	With the Manager Special Projects assist Business Development to complete the budget process formalization (5%)

•	Create more training opportunities for BU Finance Staff to improve analysis of costs and results of operations against budget and forecast (10%)
•	IDEAS Management Objectives (10%)
•	Lead the IDEAS 5 Implementation
•	Complete Masterfile Maintenance Project
•	Assist with the completion of the Production Change Control Project
•	Productivity, collaboration and leadership (30%)

Shane O’Leary - Chief Operating Officer

The principal objectives in 2011 for Gran Tierra’s Chief Operating Officer were:

2011 Budget (10%)
•	Execute capital budget of $354 million within +/-10% (including $55 million Petrolifera Budget within +/- 10%)

Reserves (35%)
•	Add 20 MMBOE net working interest reserves, estimated internally, excluding acquisitions, but including new reserves discovered on acquired acreage
•	Add 7.5 MMBEO Proved reserves, and 15 MMBOE Proved plus Probable reserves, independently audited, excluding acquisitions, but including new reserves discovered on acquired acreage

Production (35%)
•	Attain average production of 17,500 to 19,000 BOEPD NAR, post Petrolifera acquisition

Leadership, communication and team work (20%)
•
Accountable for establishing a culture of open and honest communications, working together in a collaborative and multidisciplinary environment with results driven personal accountability and personal initiative.

Julio Moreira - President, Gran Tierra Energy Brasil

The principal objectives in 2011 for Gran Tierra’s President, Gran Tierra Energy Brasil were:

•	Exit 2011 with 1600 BOEPD (gross) production in Block 155 and achieve daily average production of 665 BOEPD NAR (20%)
•	Execute Capital Budget of $55 million within +/-10% (10%)
•	Add 1.8 MMBO 1P (“Proved”) and 3.6 MMBO 2P (“Proved plus Probable”) reserves (35%)
•	Target operating expenses (“Opex”) of $6.00 per BOE (5%)
•	Target Funding and Development Costs of $11.00 per BOE (5%)
•	Achieve Lost Time Incident Frequency (“LTIF”) of 0.6 incidents per 200,000 man hours (5%)
•	Evaluate and develop a Corporate Social Responsibility project in the Pojuca/Salvador area (5%)
•	Capture a new Project in Brazil (5%)
•	Gran Tierra Energy Brasil Ltda. Staff & Accountability Alignment (10%)

Duncan Nightingale - President, Gran Tierra Energy Colombia

The principal objectives in 2011 for Gran Tierra’s President, Gran Tierra Energy Colombia were:

•	Addition of reserves: 5.4 MBOE proved plus 10.7 MBOE proved and probable, audited, through exploration and appraisal. Discover 15MMBOE of Pmean reserves through exploration and appraisal (35%)
•	Average daily production of 14,000 BOEPD NAR (25%)
•	Achieve LTIF of 0.52 incidents per 200,000 man hours (10%)
•	Execute Long Term Testing and start early development of Moqueta (5%)
•	Water injection volume of 7,500 barrels of water per day in Costayaco (5%)
•	Generate 5 drillable prospects for 2012 through G&G and new business (5%)
•	Acquire 550 2D km. of 2D seismic equivalent (5%)
•	Achieve Opex of $12.90 per BOE and G&A of 9.5% of total capital expenditures and Opex (4%)
•	Successfully drill horizontal well in Costayaco, at least 500 ft. of effective horizontal section (3%)
•	Target capital expenditures of $173 million (3%)

Equity Incentives

In February 2011, the Compensation Committee considered elements of individual, business unit and corporate performance in determining grant levels and recommended to the Board of Directors, and the Board of Directors granted, options under the terms of Gran Tierra’s 2007 Equity Incentive Plan to each of Gran Tierra’s executive officers as follows:

Mr. Coffield:  375,000 shares
Mr. Eden:   200,000 shares
Mr. Rozon:  35,000 shares
Mr. O’Leary:   275,000 shares
Mr. Moreira: 125,000 shares
Mr. Nightingale: 50,000 shares

The levels of these awards were based on recommendations from the Compensation Consultant, taking into account Gran Tierra’s desired competitive positioning of Total Direct Compensation targeting the 75th percentile of the Peer Group, as stated in the Compensation Philosophy described above based on the fair value of awards at time of grant. In addition to the fair value, the absolute number of awards and each award as a percentage of total shares outstanding versus the Peer Group were also considered as well as the country of residence of the executive officer.

Termination and Change in Control Provisions

Gran Tierra’s employment agreements with Gran Tierra’s executive officers contain termination and change in control provisions. These provisions provide that Gran Tierra’s executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason”, as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions were industry standard clauses at the time that the executive officers entered into the employment agreements with Gran Tierra.

Benefits

Messrs. Coffield, Eden, Rozon, O’Leary, Moreira and Nightingale are eligible for full participation in all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by Gran Tierra for its employees and executives. In addition, these Executives will be paid their base salary in the event they become disabled, until such time as the Executive begins to receive long-term disability insurance benefits.  These are standard basic benefits in the industry.

Compensation Committee Report3

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into Gran Tierra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Verne Johnson
J. Scott Price
Ray Antony

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee, with assistance of compensation consultants and legal counsel, and the Board reviewed Gran Tierra’s compensation policies and practices as they relate to risk management practices and risk-taking incentives.  In the course of this review the Compensation Committee and the Board noted that the fixed (or salary) portion of compensation is designed to provide a steady income regardless of Gran Tierra’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics.  The variable (cash bonus and equity) portions of compensation are designed to reward both short term and long term corporate performance.  For short-term performance, Gran Tierra’s cash bonus is awarded based on a formula using the achievement of a combination of corporate goals, personal goals and business goals (if applicable), except in the case of the Chief Executive Officer, who was evaluated for 2011 performance on the basis of the achievement of the corporate goals only.  For long-term performance, the stock option awards cliff vest annually over three years and are only valuable if Gran Tierra’s stock price increases over time.  The Compensation Committee concluded that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short-and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.  Finally:

3 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;
•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
•	incentive awards are decided by the Compensation Committee and recommended to the Board for approval; and
•
as an oil and gas exploration company, Gran Tierra does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Based on the above, the Compensation Committee concluded that the risks arising from Gran Tierra’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Gran Tierra.

Compensation Committee Interlocks and Insider Participation

As noted above, Gran Tierra’s Compensation Committee consists of Messrs. Johnson, Price and Antony.  None of the members of the Compensation Committee has at any time been an officer or employee of Gran Tierra.  No member of the Board or of the Compensation Committee served as an executive officer of another entity that had one or more of Gran Tierra’s executive officers serving as a member of that entity’s board or compensation committee.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2011, 2010 and 2009, compensation awarded to or paid to, or earned by, Gran Tierra’s Chief Executive Officer, Chief Financial Officer, Acting Chief Financial Officer and three other most highly compensated executive officers at December 31, 2011 (the “Named Executive Officers”):

Summary Compensation Table

Name and principal position	Year	Salary (US$)(1)		Bonus (US$)(1)(2)	Option Awards (US$)(3)(4)	All Other Compensation (US$)		Total (US$)
Dana Coffield	2011	$356,927		$195,925	$2,030,550	$3,594		$2,586,996
President and Chief Executive Officer	2010	$320,397		$239,292	$666,776	$25,795	(5)	$1,252,260
	2009	$286,642		$171,234	$-	$2,326		$460,202

Martin Eden	2011	$273,476		$132,249	$1,082,960	$5,464		$1,494,149
Vice President, Finance and Former Chief	2010	$250,184		$162,880	$416,735	$19,688	(7)	$849,487
Financial Officer (6)	2009	$239,824		$136,389	$-	$2,326		$378,539

Shane O’Leary	2011	$307,661		$156,740	$1,489,070	$5,118		$1,958,589
Chief Operating Officer	2010	$282,726		$186,004	$416,735	$3,205		$888,670
	2009	$222,944		$147,131	$716,563	$1,733		$1,088,371

Júlio César Moreira	2011	$303,797		$88,930	$676,850	$82,576	(9)	$1,152,153
President, Gran Tierra Brasil Ltda.	2010	$321,641		$177,395	$166,694	$88,114	(10)	$753,844
	2009	$87,069	(8)	$45,661	$356,190	$65,857	(11)	$554,777

Duncan Nightingale President, Gran Tierra Energy Colombia Ltd.	2011	$264,784		$127,351	$270,740	$305,270	(12)	$968,145

James Rozon Acting Chief Financial Officer (6)	2011	$193,722		$63,578	$171,213	$3,511		$432,024

(1)
Messrs. Coffield, Eden, O’Leary and Rozon’s salaries and bonus are paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table.  Mr. Moreira’s salary and bonus is paid in Brazilian reals and is converted into U.S. dollars for the purposes of the above table.  Mr. Nightingale’s salary and bonus were paid in Canadian dollars for the months of January and February 2011.  Thereafter, Mr. Nightingale’s salary was paid in Colombian pesos.  Mr. Nightingale’s compensation is based in Canadian dollars and converted to US dollars for the purposes of the above table.  See “Presentation in US Dollars” above for conversion rates.

(2)
For 2009, 2010 and 2011, the Compensation Committee determined incentive bonuses for Gran Tierra’s Named Executive Officers based on a subjective assessment of corporate, business unit and personal performance in 2009, 2010 and 2011, in addition to consideration of Gran Tierra’s overall operational and financial results, as more fully described in “Compensation Discussion and Analysis” above.  Because these amounts are established based on the Compensation Committee’s subjective assessment, they are reported as bonuses rather than non-equity incentive plan compensation.

(3)	Granted under terms of Gran Tierra’s 2005 and 2007 Equity Incentive Plan.

(4)
Assumptions made in the valuation of stock options granted are discussed in Note 7 to Gran Tierra’s 2011 Consolidated Financial Statements. Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 Compensation – Stock Compensation (“ASC 718”).

(5)	Mr. Coffield’s other compensation includes a vacation payout of $23,831.

(6)
Effective December 9, 2011, Mr. Eden, the Chief Financial Officer and Principal Financial and Accounting Officer, was placed on a medical leave from his duties at Gran Tierra while he recovers from emergency surgery.  On December 9, 2011, the Board of Directors appointed Mr. Rozon the acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra, who is continuing to serve in that role until Mr. Eden returned to that position.  Mr. Eden has returned to work, but has not resumed his duties as Chief Financial Officer.

(7)	Mr. Eden’s other compensation includes a vacation payout of $17,223.

(8)	Mr. Moreira joined Gran Tierra in September 2009.

(9)
Consists of payments for a golf membership of $12,281, life insurance premium of $5,901, health care premiums of $38,783 paid on behalf of Mr. Moreira and his family, food expenses of $4,222, and $21,389 in contributions by Gran Tierra to Mr. Moreira’s account under the broad-based employee deferred compensation plan offered to employees of Gran Tierra Energy Brasil Ltda.

(10)
Includes payments for a golf membership of $10,927, health care premiums of $37,234 paid on behalf of Mr. Moreira and his family, and $29,875 in contributions by Gran Tierra to Mr. Moreira’s account under the broad-based employee deferred compensation plan offered to employees of Gran Tierra Energy Brasil Ltda.

(11)	Includes payments for a golf membership of $56,280 and health care premiums of $7,454 paid on behalf of Mr. Moreira and his family.

(12)
Includes payments for cost of living allowance of $161,880, relocation assistance of $104,706, health club membership of $14,627, car allowance of $9,171 and $8,883 in contributions to Mr. Nightingale’s account under the employee matching savings plan offered to employees of Gran Tierra Energy Colombia Ltd.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2011, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards

Name	Grant Date	Date of Corporate Approval (1)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Mr. Coffield	3/9/2011	2/3/2011	375,000	$8.40	$2,030,533
Mr. Eden	3/9/2011	2/3/2011	200,000	$8.40	$1,082,951
Mr. O’Leary	3/9/2011	2/3/2011	275,000	$8.40	$1,489,058
Mr. Moreira	3/9/2011	2/3/2011	125,000	$8.40	$676,844
Mr. Nightingale	3/9/2011	2/3/2011	50,000	$8.40	$270,738
Mr. Rozon	3/9/2011	2/3/2011	35,000	$8.40	$171,213

(1)	Represents the date that the Compensation Committee took the action to grant the option.

(2)
Represents the grant date fair value of such option award as determined in accordance with ASC 718. These amounts have been calculated in accordance with ASC 718 using the Black Scholes valuation model.

Agreements with Named Executive Officers

The employment agreements entered into with Messrs. Coffield, Eden, O’Leary, Moreira, Nightingale and Rozon have virtually identical terms except for:

•	the position held by each such person;

•
limitations on business class travel (Mr. Moreira may only travel business class for international flights and coach class for domestic travel, Messrs. Nightingale and Rozon may travel business class for flights over six hours, and Messrs. Coffield, O’Leary and Eden may travel business class for most flights);

•
Mr. Moreira receives a Private Retirement Savings Allowance (“allowance”) of 8% of his Base Salary, paid on a monthly basis by Gran Tierra.  The allowance vests one-third per year following deposit on a rolling basis.

•	Mr. Moreira also receives a golf club membership and a company car and driver.

•	Mr. Nightingale receives contributions to the employee matching savings plan offered to employees of Gran Tierra Energy Colombia Ltd.

•	Mr. Nightingale also receives certain allowances related to his expatriate assignment, including a cost of living allowance, relocation assistance, health club membership, and car allowance.

The employment agreements provide that the respective executive will:

•	receive a base salary, as initially set forth therein and as thereafter determined by the Board;

•	be eligible to receive an annual bonus, as determined by the Board; and

•	be eligible to participate in the stock option plans of Gran Tierra.

The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance.

The employment agreements do not have terms of specified duration. With respect to the employment agreements with all of the executive officers other than Mr. Rozon, the employment agreements provide for severance payments to each executive, in the event the executive is terminated without cause or the executive terminates the agreement for good reason, in the amount of two times the annualized base salary plus bonus payment for the prior 12 month period (in the case of Mr. Coffield) or in the amount of one times the annualized base salary plus bonus payment for the prior 12 month period (in the case of Messrs. Eden, Moreira, and Nightingale) or an amount equal to one-and-one-half times the annualized base salary plus bonus payment for the prior 18 month period for Mr. O’Leary.  Mr. Rozon’s employment agreement provides for 90 days notice, or payment in lieu, for termination without cause. In March 2012, the Board approved amendments to the severance arrangements with Mr. Eden to increase the severance payable to one-and-one-half times the annualized base salary plus bonus payment for the prior 12 month period, and with Mr. Rozon from 90 days to nine months.

With respect to the employment agreement with all of the executive officers other than Messrs. Moreira and Rozon, the definitions of “cause,” “good reason” and “change in control” are set forth below.  Mr. Moreira’s employment agreement contains definitions of these terms that are similar but not entirely consistent with these definitions.

“Cause” is defined as any of the following: (i) conviction of, or plea of nolo contendere to, a felony; (ii) participation in a fraud against Gran Tierra; (iii) participation in an act of dishonesty against Gran Tierra intended to result in the executive’s personal enrichment; (iv) willful material breach of Gran Tierra’s written policies; (v) intentional significant damage to Gran Tierra’s property by the executive; (vi) material breach of the employment agreement; or (vii) conduct by the executive that, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve provided that in such event, Gran Tierra shall provide notice to the executive describing the nature of the gross unfitness and the executive shall thereafter have ten (10) days to cure such gross unfitness if such gross unfitness is capable of being cured.

“Good reason” includes (i) an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”), (ii) a reduction in the executive’s base salary unless all other executive officers are similarly reduced, or a change in the basis upon which the executive’s annual compensation is paid or determined except that annual performance bonuses are discretionary and shall not be considered adverse under the agreement if a performance bonus is reduced from a prior year or not paid, (iii) a change in control, or (iv) any breach by the employer of any material provision of the employment agreement.

A “Change in Control” is defined as (i) a dissolution, liquidation or sale of all or substantially all of the assets of Gran Tierra; (ii) a merger or consolidation in which Gran Tierra is not the surviving corporation; (iii) a reverse merger in which Gran Tierra is the surviving corporation but the shares of Gran Tierra’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act (excluding any employee benefit plan, or related trust, sponsored or maintained by Gran Tierra or any affiliate of Gran Tierra) of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of Gran Tierra representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

For Mr. Rozon, “Cause” is defined as any grounds at common law for which Gran Tierra is entitled to dismiss the employee.

All agreements include standard insurance, non-competition and confidentiality provisions.

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended December 31, 2011, certain information regarding outstanding equity awards at fiscal year end for the Gran Tierra named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mr. Coffield	200,000	(1)			$2.51	12/15/2018
	66,666	(2)	133,334	(2)	$5.90	03/03/2020
			375,000	(3)	$8.40	03/09/2021

Mr. Eden	100,000	(4)			$1.19	01/02/2017
	100,000	(5)			$2.14	12/17/2017
	400,000	(1)			$2.51	12/15/2018
	41,666	(2)	83,334	(2)	$5.90	03/03/2020
			275,000	(3)	$8.40	03/09/2021

Mr. O’Leary	133,333	(6)	166,667	(6)	$2.37	03/04/2019
	41,666	(2)	83,334	(2)	$5.90	03/03/2020
			275,000	(3)	$8.40	03/09/2021

Mr. Moreira	100,000	(7)	50,000	(7)	$3.95	09/08/2019
	16,666		33,334	(2)	$5.90	03/03/2020
			125,000	(3)	$8.40	03/09/2021

Mr. Nightingale	83,333	(7)	83,334	(7)	$3.95	09/08/2019
	10,000	(2)	20,000	(2)	$5.90	03/03/2020
			50,000	(3)	$8.40	03/09/2021

Mr. Rozon	25,000	(8)			$1.72	11/13/2017
	125,000	(1)			$2.51	12/15/2018
	13,333	(2)	26,667	(2)	$5.90	03/03/2020
			35,000	(3)	$8.40	03/09/2021

(1)	The right to exercise the option vested one third on December 15, 2009 and one third on December 15, 2010 and one third on December 15, 2011.

(2)
The right to exercise the option vested as to one third on March 3, 2011, and one third on March 3, 2012, and will vest and one third on March 3, 2013, in each case if the option holder is still employed by Gran Tierra on such date.

(3)
The right to exercise the option vested one third on March 9, 2012, and will vest one third on March 9, 2013 and one third on March 9, 2014, in each case if the option holder is still employed by Gran Tierra on such date.

(4)	The right to exercise the option vested one third on January 2, 2008, one third on January 2, 2009 and one third on January 2, 2010.

(5)	The right to exercise the option vested one third on December 17, 2008, one third on December 17, 2009 and one third on December 17, 2010.

(6)	The right to exercise the option vested one third on March 4, 2010, one third on March 4, 2011, and one third on March 4, 2012.

(7)	The right to exercise the option vested one third on September 8, 2010, one third on September 8, 2011 and will vest one third on September 8, 2012.

(8)	The right to exercise the option vested one third on November 13, 2008 and one third on November 8, 2009, and one third on November 8, 2010.

Option Exercises and Stock Vested

The following table presents information concerning the aggregate number of shares for which options were exercised during fiscal 2011 for the Named Executive Officers.  The Named Executive Officers do not have restricted stock awards.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Mr. Coffield	807,500	$2,470,854
Mr. Eden	-	$-
Mr. O’Leary	100,000	$370,796
Mr. Moreira	-	$-
Mr. Nightingale	-	$-
Mr. Rozon	-	$-

(1)	Represents the difference between the aggregate market price of the common stock acquired on the date of exercise and the aggregate exercise price.

Nonqualified Deferred Compensation

Our named executive officers do not participate in a company deferred compensation plan other than Mr. Moreira, who participates in the broad-based plan offered to employees of Gran Tierra Energy Brasil Ltda.  This supplemental social security plan is a “Brazilian Free Benefit Generating Plan,” or “PGBL,” and intended to primarily provide tax deferred savings to supplement the benefit provided to employees under the national retirement benefit system.  A lower tax rate may apply to benefits paid out under the plan after a defined length of investment in accordance with applicable law.  Vested and accrued amounts are generally paid out upon a termination of service after the age of 55, although distributions prior to such may be permitted under the plan in limited circumstances in accordance with applicable law.  The plan was adopted in June, 2010.  The amount of the benefit under the PGBL is based on the employer’s contributions to the plan equal to a percentage of the eligible employee’s base salary, ranging from 4% for rank and file employees to 8% for executives like Mr. Moreira, and the employee’s own contributions (Mr. Moreira has made no contributions to the plan).  This aggregate account balance is increased or decreased each month based on the returns provided under one or more of four permitted investment funds set forth in the plan document. The employer’s contribution is credited with earnings or losses based only on one fund, which is a fixed income fund investing in Brazilian National Treasury and/or Central Bank bonds, National Treasury Securities and by fixed income investments permitted by the current legislation. Participants may “invest” their own contributions in this fund and/or in up to three additional funds set forth in the plan document that are selected in accordance with Brazilian law.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Coffield	$-	$-	$-	$-	$-
Mr. Eden	$-	$-	$-	$-	$-
Mr. O’Leary	$-	$-	$-	$-	$-
Mr. Moreira	$-	$21,389	$2,258	$-	$51,909
Mr. Nightingale	$-	$-	$-	$-	$-
Mr. Rozon	$-	$-	$-	$-	$-

(1)	All employer contributions are included and described in the footnotes to the Summary Compensation Table.

(2)
Represents credited earnings or losses based on a fixed income fund investing in Brazilian National Treasury and/or Central Bank bonds, National Treasury Securities and by fixed income investments permitted by the current Brazilian legislation, which, for 2011, provided an effective rate of return of 10.55%.  These credited earnings are not reported as part of 2011 compensation in the Summary Compensation Table.

(3)	The plan was adopted in June 2010 for Mr. Moreira. As of December 31, 2010, $30,847 was reported as the aggregate balance.

Potential Payouts Upon Termination or Change in Control

The Named Executive Officers are entitled to severance payments in the event of an involuntary termination of employment by Gran Tierra other than for “cause” (as defined in their employment agreements), or a termination of employment by the Named Executive Officer for “good reason” (as defined in their employment agreements, including a change in control of Gran Tierra), as follows:  Mr. Coffield is eligible to receive a payment equal to two times the previous 12 months total compensation; Mr. O’Leary is eligible for a payment equal to the previous 18 months total compensation; Mr. Rozon is eligible for a notice period or payment in lieu equal to 90 days salary; and each of Messrs. Eden, Moreira and Nightingale is eligible for a payment equal to the previous 12 months total compensation. If an involuntary termination of employment without “cause,” or a termination for “good reason” had occurred, on December 31, 2011, the Named Executive Officers would have received the following payments:

Name	Payment
Mr. Coffield	$1,105,704
Mr. Eden	$405,725
Mr. O’Leary	$696,602
Mr. Moreira	$392,727
Mr. Nightingale	$392,135
Mr. Rozon	$64,325

Mr. Rozon is not eligible to receive payments for a termination for “good reason.”  In addition, on any termination of his employment, Mr. Moreira would be eligible for a distribution of his entire accrued pension balance, which was $51,909 as of December 31, 2011.

Director Compensation

The following table shows for the fiscal year ended December 31, 2011, certain information with respect to the compensation of all non-employee directors of Gran Tierra:

Name	Fees Earned or Paid in Cash (1)	Option Awards (2) (3)	Total ($)
Jeffrey Scott	$105,652	$333,685	$439,337
Verne Johnson	$86,011	$273,015	$359,026
Nick Kirton	$84,835	$273,015	$357,850
Scott Price	$65,439	$273,015	$338,454
Ray Antony	$79,839	$273,015	$352,854
Gerald Macey	$42,369	$121,340	$163,709

(1)	All compensation to non-employee directors is paid in Canadian dollars and converted into U.S. dollars for the purposes of the above table. See “Presentation in US Dollars” above for conversion rates.

(2)
Assumptions made in the valuation of stock options granted are discussed in Note 7 to Gran Tierra’s 2011 Consolidated Financial Statements. Reflects the aggregate grant date fair value computed in accordance with ASC 718.  Each director received only one option grant award in 2011, the fair market value of which is reflected in the table

(3)	At December 31, 2011, the following non-employee directors held options to purchase the following number of shares:

Name	Shares
Mr. Scott	955,000
Mr. Johnson	555,000
Mr. Kirton	430,000
Mr. Price	330,000
Mr. Antony	180,000
Mr. Macey	120,000

On March 9, 2011, each of the above non-employee directors were granted an option to purchase 45,000 shares (55,000 shares in the case of Mr. Scott, Gran Tierra’s Chairman of the Board and 20,000 shares in the case of Mr. Macey) of Gran Tierra common stock at an exercise price of $8.40, the fair market value on the date of grant.  Gran Tierra expects that in the future annual grants to its non-employee directors will continue to occur in the first quarter of the calendar year.

For 2011, Gran Tierra paid an annual fee of CDN$25,000 to each director who serves on the Board and an additional CDN$60,000 for the Chairman of the Board. Gran Tierra also pays an additional annual fee of CDN$15,000 for each committee chair (except for the audit committee) and CDN$10,000 for each committee member (except for the audit committee). The audit committee chair is paid an annual fee of CDN$30,000 and each member is paid an annual fee of CDN$15,000. In addition, a fee of CDN$12,000 is paid for each Board or committee meeting attended. Directors who are not Gran Tierra employees are eligible to receive awards under Gran Tierra’s 2007 Equity Incentive Plan. Compensation arrangements with the directors who are also Gran Tierra employees are described in the preceding sections of this proxy statement under the heading “Gran Tierra Executive Compensation and Related Information.”

In February 2012, the Board established non-employee director compensation for 2012 to be as follows:  CDN$25,000 to each director who serves on the Board and an additional CDN$40,000 for the Chairman of the Board. Gran Tierra also pays an additional annual fee of CDN$15,000 for each committee chair (except for the audit committee) and CDN$10,000 for each committee member (except for the audit committee). The audit committee chair is paid an annual fee of CDN$30,000 and each member is paid an annual fee of CDN$15,000. In addition, a fee of CDN$1,200 is paid for each Board or committee meeting attended. Non-employee directors received a stock option to purchase 45,000 shares (other than the Chairman of the Board, who received a stock option to purchase 125,000 shares) under Gran Tierra’s 2007 Equity Incentive Plan, with an exercise price equal to the fair market value on the date of grant and with a three year vesting term.

Certain Relationships and Related Transactions

Related Person Transactions Policy and Procedures

Gran Tierra discourages transactions with related persons.  The charter of the Audit Committee provides that the Audit Committee is charged with reviewing and approving or disapproving any related person transactions, as defined under Regulation S-K, Item 404.  In addition, potential related persons transactions are to be referred to the Chief Executive Officer, and brought to the attention of the full Board if material.

Certain Related-Person Transactions

In February 2009, Gran Tierra entered into a sublease with Tuscany International Drilling Inc. (“Tuscany”) for the former corporate offices of Solana that Gran Tierra acquired as a result of the acquisition of Solana.  The term of the sublease ran from February 1, 2009 to August 31, 2011 and the sublease payment was $7,050 per month plus approximately $4,000 for operating and other expenses.  Mr. Scott, Chairman of the Board, is a member of the board of directors of Tuscany.  Mr. Scott did not participate in the discussion that led to the approval of the sublease, and the terms of the sublease are consistent with current market conditions in the Calgary real estate market.

Gran Tierra has entered into indemnity agreements with certain officers and directors which provide, among other things, that Gran Tierra will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of Gran Tierra, and otherwise to the fullest extent permitted under Nevada law and Gran Tierra’s Bylaws.

STOCKHOLDER APPROVAL OF STOCK PLANS

The following table provides certain information with respect to securities authorized for issuance under all of Gran Tierra’s equity compensation plans in effect as of the end of December 31, 2011:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	12,864,002	$4.90	4,251,304
Equity compensation plans not approved by security holders	-	-	-
Total	12,864,002	4.90	4,251,304

The only equity compensation plan approved by our stockholders is our 2007 Equity Incentive Plan, which is an amendment and restatement of our 2005 Equity Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of Gran Tierra will be “householding” Gran Tierra’s proxy materials.  A single Notice of Internet Availability of Proxy Materials or a single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or a separate set of annual meeting materials, please notify your broker.  Direct your written request to Gran Tierra Energy Inc., Jason Crumley, Investor Relations Director, 300, 625-11th Avenue, S.W., Calgary, Alberta, T2R 0E1, Canada or contact David Hardy, Vice President, Legal and General Counsel, at (403) 265-3221.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials or multiple sets of annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David Hardy
David Hardy
Vice President, Legal and General Counsel

April 30, 2012

A copy of Gran Tierra’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Gran Tierra Energy Inc., 300, 625-11th Avenue, S.W., Calgary, Alberta T2R 0E1, Canada, Attention: Corporate Secretary.

VOTE BY INTERNET - http://www.investorvote.com/GTE

GRAN TIERRA ENERGY INC. c/o Computershare Investor Services, P.O. Box 43102, Providence RI 02940, USA
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 26, 2012.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by our company in mailing future proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-652-VOTE (3683)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 26, 2012.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence RI 02940, USA.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☐	KEEP THIS PORTION FORYOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
1.	Election of Directors Nominees.
		☐	☐	☐
01)	Dana Coffield
02)	Jeffrey Scott
03)	Verne Johnson
04)	Nicholas G. Kirton
05)	Ray Antony
06)	J. Scott Price
07)	Gerald Macey

The Board of Directors recommends that you vote FOR the following proposal:
2.
Proposal to approve an amendment to Gran Tierra’s 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan from 23,306,100 to 39,806,100.

		☐	FOR		AGAINST	☐	ABSTAIN
The Board of Directors recommends that you vote FOR the following proposal:
3.	Proposal to approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers, as disclosed in the proxy statement.	☐	FOR	☐	AGAINST	☐	ABSTAIN
The Board of Directors recommends that you vote FOR the following proposal:
4.
Proposal to ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as  the independent registered public accounting firm of Gran Tierra Energy Inc. for its fiscal year ending December 31, 2012.
		☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE:  Directions to the annual meeting may be found at http://www.grantierra.com.

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Signature (Joint Owners)

Date	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement, Annual Report is/are available at http://www.edocumentview.com/GTE.

GRAN TIERRA ENERGY INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2012

The stockholders hereby appoint Dana Coffield, James Rozon and David Hardy, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock, Special A Voting Stock, and Special B Voting Stock of Gran Tierra Energy Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. (Calgary time) on June 27, 2012, at the Calgary Petroleum Club, Devonian Room, 319 Fifth Avenue S.W., Calgary, Alberta, Canada, and any adjournments or postponements thereof, hereby revoking all previous proxies, with all powers the stockholders would possess if present, on all matters listed on the reverse side and in accordance with the instructions designated on the reverse side and with discretionary authority as to any and all such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH OF PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE ONLINE AS INSTRUCTED IN THIS PROXY CARD.

GRAN TIERRA ENERGY INC.

VOTING DIRECTION FOR HOLDERS OF
GOLDSTRIKE EXCHANGEABLE SHARES OF GRAN TIERRA ENERGY INC.

The undersigned holder (the “Holder”) of exchangeable shares of Gran Tierra Energy Inc., a Nevada corporation (the “Company”), that were issued in connection with the transaction between the former stockholders of Gran Tierra Energy, Inc., an Alberta corporation, and Goldstrike, Inc. (the “Goldstrike Exchangeable Shares”) has the right to instruct Olympia Trust Company (the “Trustee”) in respect of the exercise of the Holder’s votes at the annual meeting of stockholders of the Company to be held on June 27, 2012 (the “Meeting”), as follows:

•	To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint a representative of the Company’s management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint the Holder, or the Holder’s designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.

The Holder directs that their Goldstrike Exchangeable Shares be voted as follows:

1.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Dana Coffield as a director of the Company, to serve for the ensuing year and until his successor is elected.
2.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Jeffrey Scott as a director of the Company, to serve for the ensuing year and until his successor is elected.
3.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Ray Antony as a director of the Company, to serve for the ensuing year and until his successor is elected.
4.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Verne Johnson as a director of the Company, to serve for the ensuing year and until his successor is elected.
5.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Nicholas G. Kirton as a director of the Company, to serve for the ensuing year and until his successor is elected.
6.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect J. Scott Price as a director of the Company, to serve for the ensuing year and until his successor is elected.
7.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Gerald Macey as a director of the Company, to serve for the ensuing year and until his successor is elected.
8.  VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING _____ to approve an amendment to Gran Tierra’s 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan from 23,306,100 to 39,806,100.
9. VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING _____ to approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers, as disclosed in the proxy statement.

10.  VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING _____ to ratify the selection of the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER’S GOLDSTRIKE EXCHANGEABLE SHARES WILL NOT BE VOTED

SEE REVERSE FOR MORE VOTING INSTRUCTIONS

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct the Trustee to Vote Goldstrike Exchangeable Shares

The holder hereby directs the Trustee to vote as indicated.

☐	Appointment of Company Management as Proxy

The Holder hereby appoints Dana Coffield, James Rozon and David Hardy, or any of them, as proxyholder of the Holder, with power of substitution, and authorizes them to represent and vote, as indicated above, all of the Goldstrike Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐	Appointment of the Holder, or the Holder’s Designee as Proxy

The Holder hereby appoints _________________________________ as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Goldstrike Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR GOLDSTRIKE EXCHANGEABLE SHARES AS INDICATED.

DATED: ________________, 2012.	Signature of Holder

Name of Holder

Number of Goldstrike Exchangeable Shares Held

NOTES:

1.
This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta T2G 0P6, or sent by facsimile to (403) 265-1455 Attention: W. Anne DeWaele, by 11:59 p.m. (Calgary time) on June 22, 2012, or not less than 48 hours before the time set for the holding of any adjournment(s) thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.

2.	If this voting direction is not signed by the Holder of Goldstrike Exchangeable Shares, the votes to which the Holder of the Goldstrike Exchangeable Shares is entitled will not be exercised.

3.	If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

4.	This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Goldstrike Exchangeable Shares are registered.

5.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

6.
A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.

GRAN TIERRA ENERGY INC.

VOTING DIRECTION FOR HOLDERS OF
SOLANA EXCHANGEABLE SHARES OF GRAN TIERRA ENERGY INC.

The undersigned holder (the “Holder”) of exchangeable shares of Gran Tierra Energy Inc. (the “Company”) that were issued in connection with the transaction between the former stockholders of Solana Resources Limited and the Company (the “Solana Exchangeable Shares“) has the right to instruct Computershare Trust Company of Canada (the “Trustee”) in respect of the exercise of the Holder’s votes at the annual meeting of stockholders of the Company to be held on June 27, 2012 (the “Meeting”), as follows:

•	To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint a representative of the Company’s management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint the Holder, or the Holder’s designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.

The Holder directs that their Solana Exchangeable Shares be voted as follows:

1.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Dana Coffield as a director of the Company, to serve for the ensuing year and until his successor is elected.
2.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Jeffrey Scott as a director of the Company, to serve for the ensuing year and until his successor is elected.
3.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Ray Antony as a director of the Company, to serve for the ensuing year and until his successor is elected.
4.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Verne Johnson as a director of the Company, to serve for the ensuing year and until his successor is elected.
5.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Nicholas G. Kirton as a director of the Company, to serve for the ensuing year and until his successor is elected.
6.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect J. Scott Price as a director of the Company, to serve for the ensuing year and until his successor is elected.
7.  VOTE FOR _____ or WITHHOLD FROM VOTING _____ to elect Gerald Macey as a director of the Company, to serve for the ensuing year and until his successor is elected.
8.  VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING _____ to approve an amendment to Gran Tierra’s 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan from 23,306,100 to 39,806,100.
9. VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING _____ to approve, on an advisory basis, the compensation of Gran Tierra’s named executive officers, as disclosed in the proxy statement.

10.  VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING _____ to ratify the selection of the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER’S SOLANA EXCHANGEABLE SHARES WILL NOT BE VOTED

SEE REVERSE FOR MORE VOTING INSTRUCTIONS

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct the Trustee to Vote Solana Exchangeable Shares

The holder hereby directs the Trustee to vote as indicated.

☐	Appointment of Company Management as Proxy

The Holder hereby appoints Dana Coffield, James Rozon and David Hardy, or any of them, as proxyholder of the Holder, with power of substitution, and authorizes them to represent and vote, as indicated above, all of the Solana Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐	Appointment of the Holder, or the Holder’s Designee as Proxy

The Holder hereby appoints _________________________________ as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Solana Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR SOLANA EXCHANGEABLE SHARES AS INDICATED.

DATED: ________________, 2012.	Signature of Holder

Name of Holder

Number of Exchangeable Shares Held

NOTES:

1.
This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to Proxy Services, c/o Computershare Investor Services, P.O. Box #43102, Providence, RI 02940 USA, by 11:59 p.m. Eastern Time on June 22, 2012, or not less than 48 hours before the time set for the holding of any adjournment(s) thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.

2.	If this voting direction is not signed by the Holder of Solana Exchangeable Shares, the votes to which the Holder of the Solana Exchangeable Shares is entitled will not be exercised.

3.	If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

4.	This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Solana Exchangeable Shares are registered.

5.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

6.
A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.

Appendix

Gran Tierra Energy Inc.

2007 Equity Incentive Plan

Adopted: August 9, 2007
Approved By Stockholders:  October 10, 2007
Amended by the Board: December 20, 2007
Amended by the Board: January 14, 2008
Amended by the Board: October 9, 2008
Approved by the Stockholders: November 14, 2008
Amended by the Board: April 26, 2010
Approved by the Stockholders: June 16, 2010
Amended by the Board:  August 3, 2011
Amended by the Board: February 22, 2012
Approved by the Stockholders: [           ], 2012

1.	General Purposes.

(a)           Amendment and Restatement.  The Plan is intended as a complete amendment and restatement of the Company’s 2005 Equity Incentive Plan (the “Prior Plan”). Except as expressly set forth in this Section 1(a), all outstanding options, stock appreciation rights and stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. Any shares of Common Stock subject to outstanding options and stock appreciation rights granted under the Prior Plan (together, the “Prior Plan Appreciation Awards”) and stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned because of the failure to meet a contingency or condition required to vest such shares, or (iii) other than with respect to a Prior Plan Appreciation Award, are reacquired or withheld (or not issued) to satisfy a tax withholding obligation (collectively, the “Prior Plan’s Returning Shares”) shall become available for issuance pursuant to Stock Awards granted hereunder in accordance with the provisions of Section 4(c) below. All Stock Awards granted subsequent to the Effective Date of this Plan shall be subject to the terms of this Plan.

(b)           Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c)           Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Options, (ii) Restricted Stock Awards, (iii) Stock Appreciation Rights, (iv) Restricted Stock Units, and (v) Other Stock Awards.

(d)           General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

1

2.	Definitions.

(a)           “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.  The Board shall have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” status is determined within the foregoing definition.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d)            “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)           any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

2

(iii)           there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)           individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply); provided, however, that no Change in Control will be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur.

(e)            “Code” means the United States Internal Revenue Code of 1986, as amended.

(f)           “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(d).

(g)           “Common Stock” means the common stock of the Company.

(h)           “Company” means Gran Tierra Energy Inc., a Nevada corporation.

(i)           “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

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(j)           “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k)           “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)           the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           the consummation of a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii)           the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)           the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)           “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(m)           “Director” means a member of the Board.

(n)           “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o)           “Disinterested Stockholders” means all of the stockholders of the Company except Insiders of the Company who are eligible to receive Stock Awards, and such Insiders’ associates.

(p)           “Effective Date” means October 10, 2007, which was the date of the 2007 Annual Meeting of Stockholders at which this Plan was approved by the Company’s stockholders.

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(q)           “Employee” means any person employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(r)           “Entity” means a corporation, partnership, limited liability company or other entity.

(s)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(u)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if such day of determination does not fall on a market trading day, then the last market trading day prior to the day of determination), as reported in a source the Board deems reliable.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and in a manner that complies with Sections 409A and 422 of the Code.

(v)           “Full Value Award” means a Stock Award that is not an Option with respect to which the exercise or strike price is at least 100% of the Fair Market Value on the date of grant or a Stock Appreciation Right with respect to which the exercise or strike price is at least 100% of the Fair Market Value on the date of grant.

(w)           “Insider” means an “insider” as defined under the policies of the Toronto Stock Exchange, as amended from time to time, which includes, among others, Directors and TSX Officers of the Company.

(x)           “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

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(y)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)           “Option” means a stock option granted pursuant to the Plan that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(aa)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)           “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)           “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(dd)           “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ee)           “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff)           “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg)           “Plan” means this Gran Tierra Energy Inc. 2007 Equity Incentive Plan.

(hh)           “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

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(ii)           “Restricted Stock Unit” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(jj)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(kk)           “Securities Act” means the Securities Act of 1933, as amended.

(ll)           “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(mm)           “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right and Other Stock Award.

(nn)           “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)           “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(pp)           “TSX Officer” means a senior officer of the Company or any subsidiary and includes an issuer, all of the voting securities of which are owned by a TSX Officer.

3.	Administration.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(d).

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)           To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

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(iii)           To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)           To amend the Plan or a Stock Award as provided in Section 12.

(v)           To terminate or suspend the Plan as provided in Section 13.

(vi)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(vii)           To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are located in various local jurisdictions.

(c)           Cancellation and Re-Grant of Stock Awards.  Notwithstanding the foregoing or any other provision of this Plan, neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(d)           Delegation to Committee.

(i)           General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)           Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

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(e)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.

(a)           Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall not exceed  39,806,100, which amount consists of (i) 23,306,100 shares, which is the total reserve that the Company’s stockholders approved at the Company’s 2010 Annual Meeting of Stockholders, including, but not limited to, the shares which remained available for issuance under the Prior Plan on the Effective Date and (ii) 16,500,000 shares that were approved at the Company’s 2012 Annual Meeting of Stockholders (the “2007 Plan Reserve”). For clarity, the 2007 Plan Reserve in this Section 4(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4(a) does not limit the granting of Stock Awards except as provided in Section 8(a).  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, Toronto Stock Exchange Company Manual Section 613 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b)           Subject to Section 4(c), the 2007 Plan Reserve shall be reduced by: (i) one share for each share of Common Stock issued pursuant to an Option or Stock Appreciation Right with respect to which the exercise or strike price shall not be less than 100% of Fair Market Value on the date of grant; and (ii) 1.55 shares for each share of Common Stock issued pursuant to a Full Value Award.

(c)           Reversion of Shares to the Share Reserve.

(i)           Shares Available for Subsequent Issuance. If any shares of Common Stock issued pursuant to a Stock Award are (A) not issued or forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares covered by such Stock Award having been issued or (B) not issued or reacquired by the Company pursuant to Section 10(f) in connection with a Full Value Award, such shares shall again become available for issuance under the Plan (the “2007 Plan Returning Shares”). For each (1) 2007 Plan Returning Share that was granted under the Plan pursuant to a Full Value Award or (2) Prior Plan’s Returning Share that was granted under the Prior Plan pursuant to an award other than a Prior Plan Appreciation Award, the number of shares of Common Stock available for issuance under the Plan shall increase by 1.55 shares.

(ii)           Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award or a Prior Plan Appreciation Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award or Prior Plan Appreciation Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan.  Also, any shares reacquired by the Company pursuant to Section 10(f) upon the exercise of an Option or Stock Appreciation Right or a Prior Plan Appreciation Award, any shares used as consideration for the exercise of an Option or Stock Appreciation Right or a Prior Plan Appreciation Award or any shares repurchased by the Company on the open market with the proceeds of an Option or Stock Appreciation Right exercise price or a Prior Plan Appreciation Award exercise price shall no longer be available for issuance under the Plan.

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(d)           Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

(a)           Eligibility for Specific Stock Awards.  Stock Awards may be granted to Employees, Directors and Consultants.

(b)           Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options or Stock Appreciation Rights whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(c)           Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)           Term.  No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)           Exercise Price of a Stock Option.  The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code; provided, however, that if the Common Stock is listed on the Toronto Stock Exchange, the granting of the Option is approved by the Toronto Stock Exchange to the extent necessary to satisfy the rules of the Toronto Stock Exchange.

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(c)           Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of or subsequently to the grant of the Option (1) by delivery to the Company of other Common Stock (whether by actual delivery or attestation), (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds or (4) in any other form of legal consideration that may be acceptable to the Board.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionholder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price.  With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Optionholder.  The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise,” the shares actually delivered to the Optionholder, and any shares withheld to satisfy tax withholding obligations will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares.

(d)           Transferability of an Option.  An Option shall be transferable to the extent provided in the Option Agreement.  If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution or pursuant a domestic relations order and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)           Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)           Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

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(g)           Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h)           Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)           Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j)           Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.  The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions of Stock Awards other than Options.

(a)           Restricted Stock Awards.  Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical; provided, however, that each Restricted Stock Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)           Purchase Price.  At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Common Stock.  A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii)           Consideration.  At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board.

(iii)           Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)           Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement.  The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Restricted Stock Award as a liability for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

(v)           Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

(b)           Restricted Stock Units.  Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall determine.  The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical; provided, however, that each Restricted Stock Unit agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)           Consideration.  At the time of grant of a Restricted Stock Unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit award will not be less than the par value of a share of Common Stock.  Such consideration may be paid in any form permitted under applicable law.

(ii)           Vesting.  At the time of the grant of a Restricted Stock Unit award, the Board may impose such restrictions or conditions to the vesting of the shares Restricted Stock Unit as it deems appropriate.

(iii)           Payment.  A Restricted Stock Unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, or any combination of the two, as the Board deems appropriate.

(iv)           Additional Restrictions.  At the time of the grant of a Restricted Stock Unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit award after the vesting of such Stock Award.

(v)           Dividend Equivalents.  Dividend equivalents may be credited in respect of Restricted Stock Units, as the Board deems appropriate.  Such dividend equivalents may be converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit award to which they relate.

(vi)           Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Award Agreement, Restricted Stock Units that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(c)           Stock Appreciation Rights.  Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Rights agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)           Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in share of Common Stock equivalents.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Stock Appreciation Right.

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(ii)           Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate.

(iii)           Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights agreement evidencing such Right.

(iv)           Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v)           Termination of Continuous Service.  If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

(d)           Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7.  Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Stock Awards and all other terms and conditions of such Stock Awards.

8.	Covenants of the Company.

(a)           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

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(c)           No Obligation to Notify.  The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous.

(a)           Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)           Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)           Stockholder Rights.  Subject to the further limitations of Section 7(b)(iv) hereof, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)           No Employment or other Service Rights.  Nothing in the Plan, and Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(e)           Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)           Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any country, federal, state, provincial or local tax withholding obligation relating to any Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; (iv) withholding cash from a Stock Award settled in cash; or (v) by such other method as may be set forth in the Stock Award Agreement.

(g)           Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(h)           Compliance with Section 409A.  To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

11.	Adjustments upon Changes in Stock.

(a)           Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction (each a “Capitalization Adjustment”), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(b), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  The conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

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(b)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c)           Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction.  Regardless of whether any surviving corporation or acquiring corporation does assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, with respect to Stock Awards that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, (i) the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and (ii) any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse.  With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)           Change in Control.  A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

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12.	Amendment of the Plan and Stock Awards.

(a)           Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11(a) relating to Capitalization Adjustments and Section 12(f) relating to amendments without Stockholder Approval, no amendment shall be effective unless approved by the stockholders of the Company.

(b)           Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)           No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)           Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that (i) if the Common Stock is listed on the Toronto Stock Exchange any amendment is approved by the stockholders to the extent necessary to satisfy the rules of the Toronto Stock Exchange, and (ii) that the rights under any Stock Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the Participant and (B) the Participant consents in writing.

(e)           Insiders. If an amendment reducing the Option exercise price or extending the term of the Option is made to an Option held by an Insider, the amendment shall only be made effective after the approval is received of Disinterested Stockholders at a meeting of the stockholders of the Company (and with respect to reducing the Option exercise price, provided that the requirements set forth in Section 3(c) are satisfied).

(f)           Amendments without Stockholder Approval. Without limiting the generality of the foregoing, or the other provisions hereof, the Board shall have the authority: (a) to make amendments to the Plan or a Stock Award of a housekeeping or administrative nature; (b) if the Common Stock is listed on the Toronto Stock Exchange subject to any required approval of the Toronto Stock Exchange, to change the vesting or termination provisions of a Stock Award or the Plan; (c) amendments necessary to comply with provisions of applicable law or stock exchange requirements or for grants to qualify for favourable treatment under applicable laws; and (d)  any other amendment, fundamental or otherwise, not requiring stockholder approval under the Code; provided, however, that no amendment shall be made without stockholder approval to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code

13.	Termination or Suspension of the Plan.

(a)           Plan Term.  The Board may suspend or terminate the Plan at any time.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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(b)           No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law.

The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

16.	Limits with respect to Insiders.

(a)           The maximum number of shares of Common Stock which may be reserved for issuance to Insiders, at any time, under the Plan and any other share compensation arrangement of the Company shall be 10% of the Common Stock issued and outstanding.

(b)           The maximum number of shares of Common Stock which may be issued to Insiders under the Plan, at any time, and any other share compensation arrangement within any 12-month period shall be 10% of the Common Stock outstanding.

(c)           The maximum number of shares of Common Stock which may be issued to any one Insider and such Insider’s associates under the Plan, at any time, within a 12-month period shall be 5% of the Common Stock outstanding.

17.	Limits with respect to Consultants.

(a)           The number of Options granted to any one Consultant in any 12-month period under the Plan shall not exceed 2% of the issued and outstanding shares of Common Stock at the time of grant.

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